Exhibit 2.1

Deed of Amendment and Restatement

between

Incannex Healthcare Limited

ACN 096 635 246

(Incannex)

and

Incannex Healthcare Inc.

A company incorporated in Delaware, United States of America
(US Holdco)

DETAILS

Date	13 September 2023

Parties	Incannex
	Name	Incannex Healthcare Limited
	ACN	096 635 246
	Address	Level 23, Rialto South Tower, 525 Collins Street, Melbourne
VIC 3000
Email
	Attention	Troy Valentine, Chairman

With a copy to:

David Schiavello, Partner
Thomson Geer

Level 23, 525 Collins Street, Melbourne VIC 3000

US Holdco

Name	Incannex Healthcare Inc. (a company incorporated in Delaware, USA)

Address	18 East 50th Street, 5th Floor, New York, NY 10022
Email
Attention	Joel Latham, Chief Executive Officer

With a copy to:

Andrew Reilly, Partner
Rimon Law

Level 2, 50 Bridge Street, Sydney NSW 2000 a

BACKGROUND

A	Incannex and US HoldCo entered into a scheme implementation deed on 10 July 2023 (SID).

B	On or around the time US HoldCo entered into the SID, US HoldCo also entered into a share scheme deed poll (in the form set out in schedule 4 of the SID) (SSDP) and an option scheme deed poll (in the form set out in schedule 6 of the SID) (OSDP and collectively with the SSDP, the DPs).

C	The SID may be varied in accordance with clause 11.1 of the SID and each DP may be varied in accordance with clause 7.7 of that DP.

D	The parties have agreed to amend and restate the SID and to amend each DP, in each case on the terms of this deed.

AGREED TERMS

1	Definitions and interpretation

1.1	Definitions

In this deed:

Amended OSDP the option scheme deed poll in the form set out in schedule 4 of the SID as amended and restated by this deed (or such other form agreed to between Incannex and Incannex US in accordance with the SID).

Amended SSDP the share scheme deed poll in the form set out in schedule 2 of the SID as amended and restated by this deed (or such other form agreed to between Incannex and Incannex US in accordance with the SID).

Deed of Amendment and Restatement

OSDP Effective Date means the date on which US HoldCo enters into the Amended OSDP.

Second Court Date has the meaning given to that term in the SID as amended and restated in accordance with this deed.

SID Effective Date means the date of this deed.

SSDP Effective Date means the date on which US HoldCo enters into the Amended SSDP.

1.2	Interpretation

Clause 1.2 of the SID applies to this deed.

1.3	Deed components

This deed includes any appendix.

2	Amendments

2.1	Amendment and Restatement of the SID

The parties agree that on and from the SID Effective Date, the SID is amended in the manner reflected by, and restated in the form of, Appendix 1.

2.2	Amendment of the SSDP

The parties agree that on and from the SSDP Effective Date, the SSDP will be amended in the manner reflected by the Amended SSDP provided that the SSDP Effective Date is before the Second Court Date.

2.3	Amendment of the OSDP

The parties agree that on and from the OSDP Effective Date, the OSDP will be amended in the manner reflected by the Amended OSDP provided that the OSDP Effective Date is before the Second Court Date.

2.4	Amendments not to affect validity, rights, obligations

(a)	This clause 2 is intended only to vary the SID and the DPs and not to terminate, discharge, rescind or replace the SID or any DP.

(b)	The amendments to the SID and DPs do not affect the validity or enforceability of the SID or any DP.

(c)	Nothing in this deed:

(i)	prejudices or adversely affects any right, power authority, discretion or remedy which arose or arises under or in connection with the SID before the SID Effective Date, the SSDP before the SSDP Effective Date or the OSDP before the OSDP Effective Date; or

(ii)	discharges, releases or otherwise affects any liability or obligation which arose or arises under or in connection with the SID before the SID Effective Date, the SSDP before the SSDP Effective Date or the OSDP before the OSDP Effective Date.

2.5	Confirmation

(a)	On and from the SID Effective Date, each party is bound by the SID as amended and restated by this deed.

(b)	On and from the SSDP Effective Date, Incannex US will be bound by the Amended SSDP.

(c)	On and from the OSDP Effective Date, Incannex US will be bound by the Amended OSDP.

Deed of Amendment and Restatement

2.6	Acknowledgement

Each party acknowledges that this deed is entered into in accordance with the SID and the DPs.

3	General

3.1	Governing law and jurisdiction

This deed is governed by the laws of Victoria. The parties submit to the exclusive jurisdiction of the courts of Victoria and the courts competent to determine appeals from those courts. The parties will not object to the exercise of jurisdiction by those courts on any basis.

3.2	Costs

Each party must pay its own costs and expenses for preparing, negotiating, executing and completing this deed and any document related to this deed.

3.3	Further assurance

Each party must, at its own expense, do all things and execute all documents necessary to give full effect to this deed and the transactions contemplated by it.

3.4	Execution of separate documents

This deed may be executed in any number of counterparts and by the parties on separate counterparts. Each counterpart constitutes an original of this deed, all of which together constitute one deed.

3.5	Variation

No variation of this deed will be of any force or effect unless it is in writing and signed by each party to this deed.

Deed of Amendment and Restatement

Executed as a deed:

Executed as a deed by Incannex Healthcare
Limited ACN 096 635 246 in accordance with
section 127 of the Corporations Act 2001 (Cth):

/s/ Joel Latham	/s/ Madhukar Bhalla
Director	*Director/*Company Secretary

Joel Latham	Madhukar Bhalla
Name of Director	Name of *Director/*Company Secretary
BLOCK LETTERS	BLOCK LETTERS
*please strike out as appropriate

Executed by an authorised signatory of

Incannex Healthcare Inc.:

/s/ Joel Latham
Signature of authorised person

JOEL LATHAM
Name of authorised person
BLOCK LETTERS

Deed of Amendment and Restatement

APPENDIX 1 – AMENDED AND RESTATED SID

Deed of Amendment and Restatement

Level 23, Rialto South Tower
525 Collins Street
Melbourne VIC 3000 Australia
T +61 3 8080 3500 | F +61 3 8080 3599

Scheme Implementation Deed

between

Incannex Healthcare Limited

ACN 096 635 246

(Incannex)

and

Incannex Healthcare Inc.

A company incorporated in Delaware, United States of America
(US Holdco)

Table of contents

1	Interpretation		2
	1.1	Definitions	2
	1.2	Interpretation	6
	1.3	Knowledge	7
2	Agreement to propose and implement Schemes		7
3	Conditions Precedent		8
	3.1	Conditions Precedent to implementation of the Share Scheme	8
	3.2	Conditions Precedent to implementation of the Option Scheme	9
	3.3	Reasonable endeavours to satisfy Conditions Precedent	10
	3.4	Waiver of Conditions Precedent	10
	3.5	Certificates in relation to Conditions Precedent	11
	3.6	Conditions Precedent not met	11
	3.7	Failure to agree	12
4	Transaction steps – Share Scheme		12
	4.1	Share Scheme	12
	4.2	No amendment to the Share Scheme without consent	12
	4.3	Share Scheme Consideration	12
	4.4	Ineligible Foreign Shareholders	13
	4.5	Small Parcel Holders	13
	4.6	US Holdco Shares to rank equally	14
	4.7	Share Scheme Deed Poll	14
5	Transaction Steps – Option Scheme		14
	5.1	Option Scheme	14
	5.2	No amendment to the Option Scheme without consent	14
	5.3	Option Scheme Consideration	15
	5.4	Terms of US Holdco Options	15
	5.5	Ineligible Foreign Optionholders	15
	5.6	Option Scheme Deed Poll	15
6	Implementation of the Schemes		15
	6.1	General obligations	15
	6.2	Incannex obligations	16
	6.3	US Holdco obligations	20
	6.4	Form of Recommendation	22
	6.5	Scheme Booklet	22
7	Termination rights		23
	7.1	Termination events	23
	7.2	Notice of breach	23
	7.3	Termination right	23
	7.4	Effect of termination	23
	7.5	Disclosure on termination of deed	24
8	Public announcements		24
	8.1	Announcement of transaction	24
	8.2	Public announcements	24
	8.3	Statements on termination	24
9	Notices		25
	9.1	Manner of giving notice	25
	9.2	When notice given	25
	9.3	Proof of service	25
	9.4	Documents relating to legal proceedings	25

Scheme Implementation Deed	Reference: DMS:YXG: 5412447 Legal/83374955_3

10	Entire agreement		25
	10.1	Entire agreement	25
	10.2	No reliance	25
	10.3	Termination rights	26
11	General		26
	11.1	Amendments	26
	11.2	Assignments	26
	11.3	Costs	26
	11.4	GST	26
	11.5	Consents	26
	11.6	Counterparts	26
	11.7	Exercise and waiver of rights	27
	11.8	Further assurance	27
	11.9	No merger	27
	11.10	Severability	27
12	Governing law and jurisdiction		27
	12.1	Governing law	27
	12.2	Jurisdiction	27

Schedule 1 – Share Scheme of Arrangement			29
Schedule 2 – Share Scheme Deed Poll			45
Schedule 3 – Option Scheme of Arrangement			52
Schedule 4 – Option Scheme Deed Poll			63

Scheme Implementation Deed	Reference: DMS:YXG: 5412447 Legal/83374955_3

DETAILS

Date	10 July 2023
(as amended and restated on 13 September 2023)

Parties	Incannex
	Name	Incannex Healthcare Limited
	ACN	096 635 246
	Address	Level 23, Rialto South Tower, 525 Collins Street, Melbourne
VIC 3000
Email
	Attention	Troy Valentine, Chairman

With a copy to:

David Schiavello, Partner
Thomson Geer

Level 23, 525 Collins Street, Melbourne VIC 3000

US Holdco
Name	Incannex Healthcare Inc. (a company incorporated in Delaware, USA)
Address	18 East 50th Street, 5th Floor, New York, NY 10022
Email
Attention	Joel Latham, Chief Executive Officer

With a copy to:

Andrew Reilly, Partner
Rimon Law

Level 2, 50 Bridge Street, Sydney NSW 2000

Background

A	Incannex is an Australian public company listed on ASX (as its primary listing) and on NASDAQ (as its secondary listing).

B	The Incannex securities quoted for trading on ASX are Incannex Shares and the Incannex securities quoted for trading on NASDAQ are ADSs.

C	US Holdco is a company incorporated in the State of Delaware in the United States and which has been established for the purposes of effecting a re-domiciliation of Incannex to the United States.

D	Incannex wishes to effect the re-domiciliation by way of schemes of arrangement under Part 5.1 of the Corporations Act, being the Share Scheme and the Option Scheme.

E	US Holdco will acquire all of the Scheme Shares in consideration for US Holdco issuing US Holdco Shares pursuant to this deed, the Share Scheme and the Share Scheme Deed Poll.

F	All Scheme Options will be cancelled in consideration for US Holdco issuing US Holdco Options pursuant to this deed, the Option Scheme and the Option Scheme Deed Poll.

G	This deed is entered into to record and give effect to the terms and conditions on which US Holdco and Incannex propose to implement the Share Scheme and the Option Scheme.

Scheme Implementation Deed	Reference: DMS:YXG: 5412447 Legal/83374955_3

Agreed Terms

1	Interpretation

1.1	Definitions

In this deed the following terms shall bear the following meanings:

ADS means an American Depositary Share.

ADS Depositary means Deutsche Bank Trust Company Americas.

ADS Holder means a holder of Incannex ADSs.

Affiliate means, in relation to any specified person (other than a natural person), any other person (which shall include a natural person) directly or indirectly Controlling or Controlled by such specified person or under direct or indirect common control with such specified person.

Agreed Public Announcement means an announcement of Incannex, released by Incannex on ASX (with a copy to be filed with the SEC) on 10 July 2023 pursuant to clauses 6.2(a) and 8.

ASIC means the Australian Securities and Investments Commission.

ASX means ASX Limited (ABN 98 008 624 691) or the Australian Securities Exchange, as the context requires.

Business Day means a business day as defined in the Listing Rules and, to the extent any action must be taken in relation to NASDAQ, a day on which NASDAQ is operating but excludes a day that is a Saturday, Sunday, bank holiday or public holiday in Melbourne, Victoria or New York, United States of America.

Conditions Precedent means the conditions precedent to the Share Scheme in clause 3.1 and the conditions precedent to the Option Scheme in clause 3.2.

Control has the meaning given to that term in section 50AA of the Corporations Act and Controlling and Controlled have the corresponding meaning.

Corporations Act means the Corporations Act 2001 (Cth).

Corporations Regulations means the Corporations Regulations 2001 (Cth).

Court means a court of competent jurisdiction under the Corporations Act.

Court Documents means the documents that Incannex determines (acting reasonably) are required for the purposes of appearing at a hearing of the Court in connection with either or both of the Schemes, and which may include originating process, affidavits, submissions and draft minutes of Court orders.

Effect means, when used in relation to a Scheme, the coming into effect pursuant to section 411(10) of the Corporations Act of the order of the Court made under section 411(4)(b) of the Corporations Act in relation to that Scheme and Effective has a corresponding meaning.

Effective Date means the date the Share Scheme or the Option Scheme (as applicable) becomes Effective.

Eligible Jurisdictions means Australia, Canada, Germany, Hong Kong, Indonesia, Italy, Japan, Netherlands, New Zealand, Philippines, Singapore, United Kingdom and the United States and such other jurisdictions as agreed in writing between Incannex and Incannex US from time to time.

Encumbrance means any encumbrance, mortgage, pledge, charge, lien, assignment, hypothecation, security interest, title retention, preferential right or trust arrangement and any other security arrangement of any kind given or created and including any possessory lien in the ordinary course of business whether arising by law or contract.

Scheme Implementation Deed	DMS:YXG: 5412447 Legal/83374955_3

End Date means 29 February 2024, or such later date as agreed to in writing between the parties from time to time.

Excluded Shareholder means any member of the US Holdco Group.

Excluded Shares means any Incannex Shares held by an Excluded Shareholder.

Excluded Small Parcel Holder means a Small Parcel Holder who has made a valid election referred to in clause 4.5 to not participate in the Sale Facility and will not be treated as a Small Parcel Holder.

Execution Date means the date of this deed.

First Court Date means the first day on which an application is made to the Court for an order under section 411(1) of the Corporations Act approving the convening of the Share Scheme Meeting and the Option Scheme Meeting.

GST has the meaning given to it in the GST Law.

GST Law has the meaning given to it in the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

Implementation Date means the fifth Business Day after the Record Date, or such other date agreed to in writing by the parties.

Incannex ADS means an ADS, representing 25 Incannex Shares and which trade on NASDAQ under the ticker code “IXHL”.

Incannex Board means the board of directors of Incannex from time to time.

Incannex Director means a director of Incannex from time to time.

Incannex Group means Incannex and its Subsidiaries.

Incannex Information means all information included in the Scheme Booklet other than US Holdco Information and the Independent Expert’s Report.

Incannex Option means an option issued by Incannex to acquire an Incannex Share.

Incannex Option Register means the register of Incannex optionholders maintained by or on behalf of Incannex in accordance with the Corporations Act.

Incannex Optionholder means a person who is registered in the Incannex Option Register as the holder of one or more Incannex Options from time to time.

Incannex Share means a fully paid ordinary share issued in the capital of Incannex.

Incannex Share Register means the register of Incannex shareholders maintained by or on behalf of Incannex in accordance with the Corporations Act.

Incannex Shareholder means a person who is registered in the Incannex Share Register as the holder of one or more Incannex Shares, from time to time.

Independent Expert means a person to be appointed by Incannex to prepare the Independent Expert’s Report.

Scheme Implementation Deed	DMS:YXG: 5412447 Legal/83374955_3

Independent Expert’s Report means the independent expert’s report prepared by the Independent Expert for inclusion in the Scheme Booklet, which states the Independent Expert’s opinion in relation to whether:

(a)	the Share Scheme is in the best interest of Incannex Shareholders; and

(b)	the Option Scheme is in the best interest of Incannex Optionholders, including any updates or amendments to this report made by the Independent Expert.

Ineligible Foreign Shareholder means any Share Scheme Participant whose address shown on the Incannex Share Register is a place outside the Eligible Jurisdictions, unless, no less than three Business Days prior to the Share Scheme Meeting, Incannex and US HoldCo agree in writing that it is lawful and not unduly onerous or unduly impracticable to issue that Incannex Shareholder with the US HoldCo Shares when the Share Scheme becomes Effective..

Ineligible Foreign Optionholder means any Option Scheme Participant whose address shown on the Incannex Option Register is a place outside the Eligible Jurisdictions, unless, no less than three Business Days prior to the Option Scheme Meeting, Incannex and US HoldCo agree in writing that it is lawful and not unduly onerous or unduly impracticable to issue that Incannex Optionholder with the US HoldCo Options when the Option Scheme becomes Effective.

Listing Rules means the official listing rules of the ASX.

Marketable Parcel has the meaning given to that term in the Listing Rules, with the closing price on the last day of Incannex Shares trading on ASX used to determine this.

NASDAQ means the NASDAQ Stock Market LLC.

Option Scheme means the scheme of arrangement pursuant to Part 5.1 of the Corporations Act between Incannex and the Option Scheme Participants, the form of which is set out in Schedule 3 (as amended by the parties in writing from time to time), together with any alterations or conditions made or required by the Court under section 411(6) of the Corporations Act and approved in writing by US Holdco and Incannex.

Option Scheme Consideration means the consideration to be provided by US Holdco to each Option Scheme Participant (other than Ineligible Foreign Optionholders) for the cancellation of each Scheme Option under the Option Scheme as defined in clause 5.3(a).

Option Scheme Deed Poll means the deed poll to be entered into by US Holdco the form of which is set out in Schedule 4 or in such other form as agreed in writing between Incannex and US Holdco.

Option Scheme Meeting means the meeting of Incannex Optionholders convened by the Court in relation to the Option Scheme pursuant to section 411(1) of the Corporations Act and includes any adjournment of that meeting.

Option Scheme Participant means each person who is an Incannex Optionholder on the Record Date.

Record Date means 7:00pm on the second Business Day following the Effective Date, or such other date (after the Effective Date) as Incannex and US Holdco may agree in writing.

Regulator’s Draft has the meaning given in clause 6.2(e)(i).

Regulatory Authority includes:

(a)	a government or governmental, semi-governmental, administrative, fiscal or judicial entity or authority;

(b)	a minister, department, office, commission, delegate, instrumentality, tribunal, agency, board, authority or organisation of any government;

(c)	any regulatory organisation established under statute;

(d)	any stock or securities exchange;

(e)	in particular, ASX, ASIC, SEC and NASDAQ; and

(f)	any representative of any of the above.

Scheme Implementation Deed	DMS:YXG: 5412447 Legal/83374955_3

Relevant Interest has the meaning given to that term in the Corporations Act.

Representative means:

(a)	in relation to Incannex, any director, officer or employee of any member of Incannex and any financier, financial adviser, accounting adviser, auditor, legal adviser or technical or other expert adviser or consultant to Incannex in relation to the Transaction; and

(b)	in relation to US Holdco, any director, officer or employee of any member of US Holdco and any financier, financial adviser, accounting adviser, auditor, legal adviser or technical or other expert adviser or consultant to US Holdco in relation to the Transaction.

RG 60 means Regulatory Guide 60 issued by ASIC in September 2020.

RG 112 means Regulatory Guide 112 issued by ASIC on 30 March 2011, as amended.

Sale Agent means a person appointed by US Holdco to administer the Sale Facility and to sell or arrange the sale of US Holdco Shares that would otherwise be issued to or for the benefit of Ineligible Foreign Shareholders or Small Parcel Holders (excluding Excluded Small Parcel Holders) under the terms of the Share Scheme.

Sale Election Form means the form pursuant to which Small Parcel Holders may elect not to participate in the Sale Facility and be treated as Excluded Small Parcel Holders as contemplated in clause 4.5.

Sale Facility means the facility to be administered by the Sale Agent pursuant to which Ineligible Foreign Shareholders and Small Parcel Holders (excluding Excluded Small Parcel Holders) will have their Share Scheme Consideration sold on their behalf and have the net proceeds of sale remitted to them under the terms of the Share Scheme.

Scheme Booklet means the information booklet to be despatched to all Incannex Shareholders and Incannex Optionholders and approved by the Court in connection with the Schemes, including the Share Scheme, the Option Scheme, the explanatory statement in respect of the Schemes, the Independent Expert’s Report and the notice of meeting.

Scheme Options means all of the Incannex Options on issue on the Record Date.

Scheme Shares means all of the Incannex Shares on issue on the Record Date other than Excluded Shares.

Schemes means the Share Scheme and the Option Scheme.

SEC means the U.S. Securities and Exchange Commission.

Second Court Date means the first day on which the application made to the Court for an order pursuant to section 411(4)(b) of the Corporations Act approving the Share Scheme and Option Scheme is heard or, if the application is adjourned for any reason, the first day on which the adjourned application is heard.

Share Scheme means the scheme of arrangement pursuant to Part 5.1 of the Corporations Act between Incannex and Incannex Shareholders, the form of which is set out in Schedule 1, together with any alterations or conditions made or required by the Court under section 411(6) of the Corporations Act and approved in writing by US Holdco and Incannex.

Share Scheme Consideration means such number of US Holdco Shares for each Scheme Share held by Share Scheme Participants at 7:00pm on the Record Date as described in clause 4.3.

Share Scheme Deed Poll means the deed poll to be entered into by US Holdco, the form of which is set out in Schedule 2 or in such other form as agreed in writing between Incannex and US Holdco.

Scheme Implementation Deed	DMS:YXG: 5412447 Legal/83374955_3

Share Scheme Meeting means the meeting of Incannex Shareholders convened by the Court in relation to the Share Scheme pursuant to section 411(1) of the Corporations Act and includes any adjournment of that meeting.

Share Scheme Participant means each person who is an Incannex Shareholder on the Record Date (other than Excluded Shareholders).

Small Parcel Holder means a Share Scheme Participant who is not an Ineligible Foreign Shareholder and who holds less than a Marketable Parcel of Incannex Shares on the Record Date.

Subsidiaries has the meaning given to that term in section 9 of the Corporations Act.

Trading Day means a trading day as defined in the Listing Rules.

Transaction means:

(a)	the acquisition by US Holdco of all of the Scheme Shares in consideration for US Holdco issuing US Holdco Shares pursuant to this deed, the Share Scheme and the Share Scheme Deed Poll; and

(b)	the cancellation of the Scheme Options in consideration for US Holdco issuing US Holdco Options pursuant to this deed, the Option Scheme and the Option Scheme Deed Poll.

US Holdco means Incannex Healthcare Inc., a corporation incorporated in the State of Delaware, United States of America and whose principal business address is 18 East 50th Street, 5th Floor, New York, NY 10022.

US Holdco Board means the board of directors of US Holdco.

US Holdco Group means US Holdco and its Subsidiaries.

US Holdco Information means the information that US Holdco provides to Incannex under clause 6.3(a) for inclusion in the Scheme Booklet.

US Holdco Option means an option issued by US Holdco to acquire a US Holdco Share.

US Holdco Option Register means the register of US Holdco optionholders maintained by or on behalf US Holdco and maintained in accordance with the Delaware General Corporation Law.

US Holdco Optionholder means a person who is registered in US Holdco Option Register as the holder of one or more US Holdco Options, from time to time.

US Holdco Share means a share of common stock of US Holdco.

US Holdco Share Register means the register of US Holdco shareholders maintained by or on behalf US Holdco and maintained in accordance with the Delaware General Corporation Law.

1.2	Interpretation

In this deed, except where the context otherwise requires:

(a)	the singular includes the plural and vice versa, and a gender includes other genders;

(b)	another grammatical form of a defined word or expression has a corresponding meaning;

(c)	a reference to a clause, paragraph, or schedule is to a clause or paragraph of, or schedule to, this deed, and a reference to this deed includes any schedule;

(d)	a reference to a document or instrument includes the document or instrument as novated, altered, supplemented or replaced from time to time;

Scheme Implementation Deed	DMS:YXG: 5412447 Legal/83374955_3

(e)	a reference to A$, dollar, Australian dollar or $ is to Australian currency;

(f)	a reference to US$ or USD is to the lawful currency of the United States;

(g)	a reference to time is to time in Melbourne, Victoria, unless otherwise noted;

(h)	a reference to a party is to a party to this deed, and a reference to a party to a document includes the party’s executors, administrators, successors and permitted assigns and substitutes;

(i)	a reference to a person includes a natural person, partnership, body corporate, association, governmental or local authority or agency or other entity;

(j)	a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(k)	a word or expression defined in the Corporations Act and not otherwise defined in this deed has the meaning given to it in the Corporations Act;

(l)	the meaning of general words is not limited by specific examples introduced by including, for example or similar expressions;

(m)	any agreement, representation, warranty or indemnity in favour of two or more parties (including where two or more persons are included in the same defined term) is for the benefit of them jointly and severally;

(n)	a rule of construction does not apply to the disadvantage of a party because the party was responsible for the preparation of this deed or any part of it; and

(o)	if a day on or by which an obligation must be performed or an event must occur is not a Business Day, the obligation must be performed or the event must occur on or by the next Business Day.

1.3	Knowledge

Where this deed makes reference to the knowledge or awareness of a party, or any similar reference, such knowledge or awareness will be taken to mean the actual knowledge and awareness of the party, but will not include any deemed or imputed knowledge of the party.

2	Agreement to propose and implement Schemes

2.1	Incannex to propose Share Scheme and Option Scheme

(a)	Incannex agrees to propose the Share Scheme and the Option Scheme on and subject to the terms and conditions of this deed.

(b)	US Holdco agrees to assist Incannex to propose the Share Scheme and Option Scheme on and subject to the terms and conditions of this deed.

2.2	Agreement to implement Transaction

The parties agree to implement the Transaction on the terms and conditions of this deed.

Scheme Implementation Deed	DMS:YXG: 5412447 Legal/83374955_3

3	Conditions Precedent

3.1	Conditions Precedent to implementation of the Share Scheme

Subject to this clause 3, the Share Scheme will not become Effective, and the respective obligations of the parties in relation to the implementation of the Share Scheme are not binding, unless each of the following conditions precedent are satisfied or waived to the extent and in the manner set out in this clause 3:

(a)	Regulatory Approvals: before 5:00pm on the Business Day before the Second Court Date in relation to the Share Scheme:

(i)	ASIC: ASIC has issued or provided all such reliefs, confirmations, consents, approvals, qualifications or exemptions, or does such other acts which the parties agree are reasonably necessary or desirable to implement the Share Scheme and such reliefs, waivers, confirmations, consents, approvals, qualifications or exemptions or other acts (as the case may be) have not been withdrawn, suspended, varied or revoked;

(ii)	ASX: ASX has issued or provided all such reliefs, confirmations, consents, approvals, waivers or does such other acts which the parties agree are reasonably necessary to implement the Share Scheme and such reliefs, confirmations, consents, approvals, waivers or other acts (as the case may be) have not been withdrawn, suspended, varied or revoked;

(iii)	Other: all other regulatory approvals, waivers, consents, exemptions or declarations that are necessary or required by law, or by any Regulatory Authority, to implement the Share Scheme on the basis set out in this deed, to complete the transactions contemplated by this deed being granted, given, made or obtained and those regulatory approvals or waivers not being withdrawn, cancelled, revoked or varied in a manner that is materially adverse to the parties (or subject to any notice, intimation or indication of intention to do any such thing);

(b)	Incannex Shareholder Approval: Incannex Shareholders approve the Share Scheme at the Share Scheme Meeting by the requisite majorities under section 411(4)(a) of the Corporations Act, as modified under section 411(4)(a)(ii)(A) of the Corporations Act or otherwise;

(c)	Court Approval of Share Scheme: the Court approves the Share Scheme in accordance with section 411(4)(b) of the Corporations Act, in a manner that satisfies section 3(a)(10) of the US Securities Act of 1933 with respect to all securities to be offered, issued or sold by US Holdco under the Share Scheme;

(d)	Share Scheme Orders lodged with ASIC: an office copy of the Court order approving the Share Scheme under section 411(10) of the Corporations Act is lodged with ASIC;

(e)	Restraining Orders: as at 8:00am on the Second Court Date, no judgement, order, decree, statute, law, ordinance, rule of regulation, or other temporary restraining order, preliminary or permanent injunction, restraint or prohibition or other order or decision has been issued, made, entered, enacted, promulgated or enforced by any court of competent jurisdiction or any Regulatory Authority remains in effect that prohibits, restricts, makes illegal or restrains the completion of the Share Scheme, and there is no other legal restraint or prohibition, preventing the consummation of any aspect of the Share Scheme on the Implementation Date;

(f)	Independent Expert Report: the Independent Expert provides a report to Incannex that concludes that the Share Scheme is in the best interests of Incannex Shareholders on or before the time when the Scheme Booklet is registered by ASIC under the Corporations Act and the Independent Expert not withdrawing or adversely modifying that conclusion before 8:00am on the Second Court Date; and

(g)	NASDAQ Listing: prior to 8:00am on the Second Court Date, Nasdaq has confirmed it has no objections to listing on NASDAQ of US Holdco Shares, subject to official notice of issuance following implementation and any customary conditions.

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3.2	Conditions Precedent to implementation of the Option Scheme

Subject to this clause 3, the Option Scheme will not become Effective, and the respective obligations of the parties in relation to the implementation of the Option Scheme are not binding, unless each of the following conditions precedent are satisfied or waived to the extent and in the manner set out in this clause 3:

(a)	Regulatory Approvals: before 5:00pm on the Business Day before the Second Court Date in relation to the Option Scheme:

(i)	ASIC: ASIC has issued or provided all such relief, confirmations, consents, approvals, qualifications or exemptions, or does such other acts which are necessary to implement the Option Scheme on the basis set out in this deed and complete the transactions contemplated by this deed and such relief, waivers, confirmations, consents, approvals, qualifications or exemptions or other acts (as the case may be) have not been withdrawn, suspended, varied or revoked;

(ii)	ASX: ASX has issued or provided all such relief, confirmations, consents, approvals, waivers or does such other acts which are necessary to implement the Option Scheme on the basis set out in this deed and complete the transactions contemplated by this deed and such relief, confirmations, consents, approvals, waivers or other acts (as the case may be) have not been withdrawn, suspended, varied or revoked;

(iii)	Other approvals: all other regulatory approvals, waivers, consents, exemptions or declarations that are necessary or required by law, or by any Regulatory Authority, to implement the Option Scheme on the basis set out in this deed, to complete the transactions contemplated by this deed being granted, given, made or obtained and those regulatory approvals or waivers not being withdrawn, cancelled, revoked or varied in a manner that is materially adverse to the parties (or subject to any notice, intimation or indication of intention to do any such thing).

(b)	Incannex Optionholder Approval: Incannex Optionholders approve the Option Scheme at the Option Scheme Meeting by the requisite majorities under section 411(4)(a) of the Corporations Act;

(c)	Court Approval of Option Scheme: the Court approves the Option Scheme in accordance with section 411(4)(b) of the Corporations Act, in a manner that satisfies section 3(a)(10) of the US Securities Act of 1933 with respect to all securities to be offered, issued or sold by US Holdco under the Option Scheme;

(d)	Incannex Shareholder Approval of Share Scheme: Incannex Shareholders approve the Share Scheme at the Share Scheme Meeting by the requisite majorities under section 411(4)(a) of the Corporations Act, as modified under section 411(4)(a)(ii)(A) of the Corporations Act or otherwise;

(e)	Court Approval of Share Scheme: the Court approves the Share Scheme in accordance with section 411(4)(b) of the Corporations Act, in a manner that satisfies section 3(a)(10) of the US Securities Act of 1933 with respect to all securities to be offered, issued or sold by US Holdco under the Share Scheme;

(f)	Option Scheme Orders lodged with ASIC: an office copy of the Court order approving the Option Scheme under section 411(10) of the Corporations Act is lodged with ASIC;

(g)	Restraining Orders: as at 8:00am on the Second Court Date, no judgement, order, decree, statute, law, ordinance, rule of regulation, or other temporary restraining order, preliminary or permanent injunction, restraint or prohibition or other order or decision has been issued, made, entered, enacted, promulgated or enforced by any court of competent jurisdiction or any Regulatory Authority remains in effect that prohibits, restricts, makes illegal or restrains the completion of the Option Scheme, and there is no other legal restraint or prohibition, preventing the consummation of any aspect of the Option Scheme on the Implementation Date; and

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(h)	Independent Expert Report: the Independent Expert provides a report to Incannex that concludes that the Option Scheme is in the best interests of Incannex Optionholders on or before the time when the Scheme Booklet is registered by ASIC under the Corporations Act and the Independent Expert not withdrawing or adversely modifying that conclusion before 8:00am on the Second Court Date.

3.3	Reasonable endeavours to satisfy Conditions Precedent

Each of the parties will use its reasonable endeavours to procure that:

(a)	each of the Conditions Precedent is satisfied as soon as practicable after the date of this deed and continues to be satisfied at all times until the last time it is to be satisfied (as the case may require); and

(b)	there is no occurrence within the control of Incannex or US Holdco (as the context requires) or their Affiliates that would prevent the Conditions Precedent being satisfied.

3.4	Waiver of Conditions Precedent

(a)	In relation to the Share Scheme, the Conditions Precedent in:

(i)	clauses 3.1(a)(i) and 3.1(a)(ii) (ASIC and ASX Regulatory Approvals), 3.1(b) (Incannex Shareholder Approval), 3.1(c) (Court Approval of Share Scheme), 3.1(d) (Share Scheme Orders Lodged with ASIC), 3.1(e) (Restraining Orders) and 3.1(g) (NASDAQ Listing) are for the benefit of both parties and cannot be waived;

(ii)	clause 3.1(a)(iii) (Other Regulatory Approvals) is for the benefit of both parties, and any breach or non-fulfilment of such Condition Precedent may only be waived (if capable of waiver) with the written consent of both parties, which consent either party may give or withhold in its absolute discretion; and

(iii)	clause 3.1(f) (Independent Expert Report) is for the sole benefit of, and any breach or non-fulfilment of such Condition Precedent may only be waived with the written consent of, Incannex.

(b)	In relation to the Option Scheme, the Conditions Precedent in:

(i)	clauses 3.2(a)(i) and 3.2(a)(ii) (ASIC and ASX Regulatory Approvals), 3.2(b) (Incannex Optionholder Approval), 3.2(c) (Court Approval of Option Scheme), 3.2(d) (Incannex Shareholder Approval of Share Scheme), 3.2(f) (Option Scheme Orders lodged with ASIC) and 3.2(g) (Restraining Orders) are for the benefit of both parties and cannot be waived;

(ii)	clause 3.2(a)(iii) (Other Regulatory Approvals) is for the benefit of both parties, and any breach or non-fulfilment of such Condition Precedent may only be waived (if capable of waiver) with the written consent of both parties, which consent either party may give or withhold in its absolute discretion;

(iii)	clause 3.2(e) (Court Approval of Share Scheme) is for the benefit of both parties, and any breach or non-fulfilment of such Condition Precedent may only be waived with the written consent of both parties, which consent either party may give or withhold in its absolute discretion; and

(iv)	clause 3.2(h) (Independent Expert Report) is for the sole benefit of, and any breach or non-fulfilment of such Condition Precedent may only be waived with the written consent of, Incannex.

(c)	A party entitled to waive the breach or non-fulfilment of a Condition Precedent pursuant this clause 3.4 may do so in its absolute discretion subject to the provision of written notice to the other party. Any such waiver by a party for whose benefit the relevant Condition Precedent applies must take place on or prior to 8:00am on the Second Court Date.

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(d)	If a party waives the breach or non-fulfilment of a Condition Precedent, that waiver precludes the party from suing another party for any breach of this deed that resulted in the breach or non-fulfilment of the Condition Precedent.

(e)	Waiver of a breach or non-fulfilment in respect of one Condition Precedent does not constitute:

(i)	a waiver of breach or non-fulfilment of any other Condition Precedent resulting from the same event; or

(ii)	a waiver of breach or non-fulfilment of that Condition Precedent resulting from any other event.

3.5	Certificates in relation to Conditions Precedent

(a)	At the hearing at which the application for an order under section 411(4)(b) of the Corporations Act approving the Share Scheme is considered by the Court, Incannex and US Holdco will provide a joint certificate to the Court confirming whether or not the Conditions Precedent in relation to the Share Scheme have been satisfied or waived in accordance with the terms of this deed.

(b)	At the hearing at which the application for an order under section 411(4)(b) of the Corporations Act approving the Option Scheme is considered by the Court, Incannex and US Holdco will provide a joint certificate to the Court confirming whether or not the Conditions Precedent in relation to the Option Scheme have been satisfied or waived in accordance with the terms of this deed.

(c)	The parties shall use their reasonable endeavours to agree drafts of the joint certificates for the Share Scheme and Option Scheme referred to in this clause 3.5 by 8:00am on the Second Court Date.

3.6	Conditions Precedent not met

If:

(a)	there is a non-fulfilment of a Condition Precedent which is not waived in accordance with this deed by the time or date specified in this deed for the satisfaction of the Condition Precedent;

(b)	there is an act, failure to act or occurrence which will prevent a Condition Precedent being satisfied by the time or date specified in this deed for the satisfaction of the Condition Precedent (and the non-fulfilment which would otherwise occur has not already been waived in accordance with this deed); or

(c)	it becomes more likely than not that the Share Scheme or Option Scheme will not become Effective by the End Date,

the parties must consult in good faith with a view to:

(d)	considering and if agreed, determining whether the Transaction may proceed by way of alternative means or methods;

(e)	considering and if agreed, extending the time or date for satisfaction of the relevant Condition Precedent or the End Date (as applicable); or

(f)	considering and if agreed, changing the date of application made to the Court for an order under section 411(4)(b) of the Corporations Act approving the Share Scheme and/or the Option Scheme or adjourning that application to another date agreed to in writing by the parties (being a date no later than five Business Days before the End Date).

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3.7	Failure to agree

If the parties are unable to reach agreement under clause 3.6 within five Business Days (or any shorter period ending on 5:00pm on the day before the Second Court Date), either party may terminate this deed and such termination will be in accordance with clause 77.

4	Transaction steps – Share Scheme

4.1	Share Scheme

(a)	Incannex must, as soon as reasonably practicable after the Execution Date, propose the Share Scheme to Incannex Shareholders on and subject to the terms and conditions of this deed and the Share Scheme.

(b)	If the Share Scheme becomes Effective, on the Implementation Date:

(i)	all of the Scheme Shares held by Share Scheme Participants on the Record Date will be transferred to US Holdco; and

(ii)	in exchange, each Share Scheme Participant will receive the Share Scheme Consideration in accordance with the terms of this deed, the Share Scheme and the Share Scheme Deed Poll.

4.2	No amendment to the Share Scheme without consent

Incannex must not consent to any modification of, or amendment to, or the making or imposition by the Court of any condition in respect of, the Share Scheme without the prior written consent of US Holdco.

4.3	Share Scheme Consideration

(a)	Subject to clauses 4.4 and 4.5, US Holdco undertakes and warrants to Incannex (in its own right and on behalf of each Share Scheme Participant) that in consideration of the transfer to US Holdco of each Scheme Share held by a Share Scheme Participant under the terms of the Share Scheme, US Holdco will (subject to the terms of this deed, the Share Scheme and the Share Scheme Deed Poll) on the Implementation Date:

(i)	in the case of a Share Scheme Participant who holds Scheme Shares (other than the Australian custodian for the ADS Depositary, an Ineligible Foreign Shareholder or a Small Parcel Holder (excluding an Excluded Small Parcel Holder)), issue one new US Holdco Share to that Share Scheme Participant for every 100 Scheme Shares held by that Share Scheme Participant on the Record Date;

(ii)	in the case of a Share Scheme Participant who holds Scheme Shares on behalf of the ADS Depositary (who itself holds Incannex Shares for the benefit of the ADS Holders), being the Australian custodian for the ADS Depositary:

(A)	issue one US Holdco Share to the ADS Depositary for every 100 Scheme Shares held by the ADS Depositary; and

(B)	procure the ADS Depositary to then, subject to compliance by the ADS Holder within the terms of the arrangements pursuant to which the ADS Depositary acts as depositary for ADS Holders, deliver (by way of exchange) such US Holdco Shares to the ADS Holders on the basis of one US Holdco Share for every four Incannex ADSs held by the ADS Holder on the Record Date; and

(iii)	issue to the Sale Agent such number of US Holdco Shares in accordance with clauses 4.4 and 4.5 that Ineligible Foreign Shareholders and Small Parcel Holders (excluding Excluded Small Parcel Holders) would otherwise have been entitled to.

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(b)	Where the calculation of the number of US Holdco Shares to be issued to a particular Share Scheme Participant would result in the issue of a fraction of a US Holdco Share, then any such fractional entitlement will be rounded up to the nearest whole number of US Holdco Shares.

(c)	Incannex acknowledges that the undertaking by US Holdco in clause 4.3(a) is given to Incannex in its own right and in its capacity as trustee for each Share Scheme Participant.

4.4	Ineligible Foreign Shareholders

(a)	US Holdco will be under no obligation under this deed to allot or issue, and will not issue or procure to be issued any Share Scheme Consideration (in the form of US Holdco Shares) in the name of any Ineligible Foreign Shareholder and, instead, will issue US Holdco Shares to which the Ineligible Foreign Shareholder would have otherwise been entitled to the Sale Agent, in trust for the Ineligible Foreign Shareholder who is the beneficial owner thereof.

(b)	US Holdco will:

(i)	instruct the Sale Agent, acting on behalf of the Ineligible Foreign Shareholders and not on behalf of Incannex or US Holdco, to sell all of the US Holdco Shares issued in the name of the Sale Agent pursuant to clause 4.4(a) in such manner, or such financial market, at such price and on such other terms as the Sale Agent determines in good faith, as soon as reasonably practicable and in any event not more than eight weeks after the Implementation Date; and

(ii)	remit, or procure to be remitted, to the Ineligible Foreign Shareholder the proceeds of its sale (on an averaged basis so that all Ineligible Foreign Shareholders receive the same price per US Holdco Share, subject to rounding to the nearest whole cent) in Australian dollars (after deducting any applicable brokerage, foreign exchange, stamp duty and other selling costs, taxes and charges).

4.5	Small Parcel Holders

(a)	Subject to clause 4.5(b), US Holdco will be under no obligation under this deed to allot or issue, and will not issue or procure to be issued any Share Scheme Consideration (in the form of US Holdco Shares) in the name of any Small Parcel Holder and, instead, will issue US Holdco Shares to which the Small Parcel Holder would have otherwise been entitled to the Sale Agent, in trust for the Small Parcel Holder who is the beneficial owner thereof.

(b)	A Small Parcel Holder will be entitled, by providing a valid Sale Election Form on or before 7:00pm on the Effective Date, to elect not to participate in the Sale Facility and be treated as an Excluded Small Parcel Holder for the purposes of this clause 4.5. In the absence of such an election, each Small Parcel Holder will have any Share Scheme Consideration attributable to them under the Share Scheme issued to the Sale Agent pursuant to this clause 4.5.

(c)	US Holdco will:

(i)	instruct the Sale Agent, acting on behalf of Small Parcel Holders (excluding Excluded Small Parcel Holders) and not on behalf of Incannex or US Holdco, to sell all of the US Holdco Shares issued in the name of the Sale Agent pursuant to clause 4.5(a) in such manner, or such financial market, at such price and on such other terms as the Sale Agent determines in good faith, as soon as reasonably practicable and in any event not more than eight weeks after the Implementation Date; and

(ii)	remit, or procure to be remitted, to the Small Parcel Holder (excluding Excluded Small Parcel Holders) the proceeds of its sale (on an averaged basis so that all Small Parcel Holders (excluding Excluded Small Parcel Holders) receive the same price per US Holdco Share, subject to rounding to the nearest whole cent) in Australian dollars (after deducting any applicable brokerage, foreign exchange, stamp duty and other selling costs, taxes and charges).

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4.6	US Holdco Shares to rank equally

US Holdco covenants in favour of Incannex (in its own right and on behalf of the Share Scheme Participants) that:

(a)	US Holdco Shares to be issued pursuant to the Share Scheme will be duly and validly authorised and will be of the same class of US Holdco Shares currently issued and outstanding and will rank equally in all respects with all issued and outstanding US Holdco Shares;

(b)	US Holdco Shares issued as Share Scheme Consideration will be entitled to participate in and receive any dividends or distribution of capital paid and any other entitlements accruing in respect of US Holdco Shares on and after the Implementation Date;

(c)	each such US Holdco Share issued pursuant to the Share Scheme will be validly issued, fully paid, free from any Encumbrance or other third party rights and non-assessable; and

(d)	it will use reasonable endeavours to ensure that US Holdco Shares issued as Share Scheme Consideration will be listed for quotation on NASDAQ with effect from the Business Day after the Implementation Date (or such later date as NASDAQ may require).

4.7	Share Scheme Deed Poll

US Holdco covenants in favour of Incannex (in its own right and separately as trustee for each of the Share Scheme Participants) to execute and deliver to Incannex before 5:00pm on the Business Day prior to the First Court Date the Share Scheme Deed Poll.

5	Transaction Steps – Option Scheme

5.1	Option Scheme

(a)	Incannex must, as soon as reasonably practicable after the Execution Date, propose the Option Scheme to Incannex Optionholders on and subject to the terms and conditions of this deed and the Option Scheme.

(b)	If the Option Scheme becomes Effective, on the Implementation Date:

(i)	all of the Scheme Options held by Option Scheme Participants on the Record Date will be cancelled; and

(ii)	in consideration for the cancellation of the Scheme Options, each Option Scheme Participant that is not an Ineligible Foreign Optionholder will receive the Option Scheme Consideration in accordance with the terms of this deed, the Option Scheme and the Option Scheme Deed Poll.

5.2	No amendment to the Option Scheme without consent

Incannex must not consent to any modification of, or amendment to, or the making or imposition by the Court of any condition in respect of, the Option Scheme without the prior written consent of US Holdco.

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5.3	Option Scheme Consideration

(a)	US Holdco undertakes and warrants to Incannex (in its own right and on behalf of each Option Scheme Participant) that in consideration for the Option Scheme Participants agreeing to cancel their respective Scheme Options under the terms of the Option Scheme, US Holdco will on the Implementation Date issue one US Holdco Option to each Option Scheme Participant that is not an Ineligible Foreign Optionholder for every 100 Scheme Options held by that Option Scheme Participant on the Record Date (Option Scheme Consideration) in accordance with the terms of the Option Scheme and Option Scheme Deed Poll.

(b)	Where the calculation of the number of US Holdco Options to be issued to a particular Option Scheme Participant would result in the issue of a fraction of a US Holdco Option, then any such fractional entitlement will be rounded up to the nearest whole number of US Holdco Options.

(c)	Incannex acknowledges that the undertaking by US Holdco in clause 5.3(a) is given to Incannex in its own right and in its capacity as trustee and nominee for each Option Scheme Participant.

5.4	Terms of US Holdco Options

Each US Holdco Option issued as Option Scheme Consideration in accordance with the Option Scheme and the Option Scheme Deed Poll will:

(a)	have an exercise price per US Holdco Share equal to 100 times the exercise price per Incannex Share of the relevant Scheme Option it replaces, converted from Australian dollars to US dollars at the prevailing currency exchange rate on the Implementation Date, as reasonably determined by Incannex;

(b)	have an exercise period equal to the unexpired exercise period of the relevant Scheme Option it replaces;

(c)	have the same terms as to vesting as the relevant Scheme Option it replaces; and

(d)	otherwise be on the same terms as the Scheme Option it replaces, with necessary changes due to US Holdco being the issuer in place of Incannex.

5.5	Ineligible Foreign Optionholders

US Holdco will be under no obligation under this deed to allot or issue, and will not issue any Option Scheme Consideration (in the form of US Holdco Options) in the name of any Ineligible Foreign Optionholder and, instead, any Scheme Options held by Ineligible Foreign Optionholders on the Record Date will be cancelled for nil consideration.

5.6	Option Scheme Deed Poll

US Holdco covenants in favour of Incannex (in its own right and separately as trustee for each of the Option Scheme Participants) to execute and deliver to Incannex before 5:00pm on the Business Day prior to the First Court Date the Option Scheme Deed Poll.

6	Implementation of the Schemes

6.1	General obligations

Incannex and US Holdco must each:

(a)	use all reasonable endeavours and commit necessary resources (including management and corporate relations resources and the resources of external advisers); and

(b)	procure that its officers and advisers act reasonably and work in a timely and co- operative fashion with the other party (including by attending meetings and by providing information),

to procure the preparation of the Scheme Booklet and implement the Schemes as soon as reasonably practicable.

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6.2	Incannex obligations

Incannex must, acting at all times in good faith, take all steps reasonably necessary to implement the Schemes as soon as reasonably practicable and on and subject to the terms of this deed. Without limiting the foregoing, Incannex must (to the fullest extent applicable):

(a)	(announce directors’ recommendation) following execution of this deed, announce, in the form of its Agreed Public Announcement (on the basis of statements made to Incannex by each Incannex Director that):

(i)	in respect of the Share Scheme:

(A)	the Incannex Directors intend to recommend the Share Scheme to Incannex Shareholders and recommend that Incannex Shareholders vote in favour of the Share Scheme at the Share Scheme Meeting; and

(B)	each Incannex Director intends to vote, or cause to be voted, all Incannex Shares in which they have a Relevant Interest in favour of the Share Scheme at the Share Scheme Meeting,

in each case in the absence of:

(C)	the Independent Expert concluding in the Independent Expert’s Report (or any update or variation to that report) that the Share Scheme is not in the best interests of Incannex Shareholders; or

(D)	in the case of the recommendation in clause 6.2(a)(i)(A), an Incannex Director making a determination in accordance with clause 6.4; and

(ii)	in respect of the Option Scheme:

(A)	the Incannex Directors intend to recommend the Option Scheme to Incannex Optionholders and recommend that Incannex Optionholders vote in favour of the Option Scheme at the Option Scheme Meeting; and

(B)	each Incannex Director intends to vote, or cause to be voted, all Incannex Options in which they have a Relevant Interest in favour of the Option Scheme at the Option Scheme Meeting,

in each case in the absence of:

(C)	the Independent Expert concluding in the Independent Expert’s Report (or any update or variation to that report) that the Option Scheme is not in the best interests of Incannex Optionholders; or

(D)	in the case of the recommendation in clause 6.2(a)(ii)(A), an Incannex Director making a determination in accordance with clause6.4;

(b)	(Independent Expert) as soon as reasonably practicable after the Execution Date, appoint the Independent Expert, in accordance with RG 112, and provide all assistance and information reasonably requested by the Independent Expert in connection with the preparation of the Independent Expert’s Report (and any update to any such report);

(c)	(preparation of Scheme Booklet):

(i)	prepare the Scheme Booklet (other than US Holdco Information and the Independent Expert’s Report) in accordance with all applicable laws (including the Corporations Act and Corporations Regulations), RG 60, the Listing Rules, applicable United States securities laws and regulations, the applicable rules of NASDAQ and, subject to clause 6.3(a), include US Holdco Information in the Scheme Booklet; and

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(ii)	consult with US Holdco as to the content and presentation of the Scheme Booklet, including providing US Holdco with drafts of the Scheme Booklet and the factual information sections relating to US Holdco in the Independent Expert’s Report, in a timely manner and, acting reasonably and in good faith, consider (and, where applicable, promptly provide to the Independent Expert in writing) all reasonable comments from US Holdco and its Representatives on those drafts when preparing revised drafts, provided that such comments are provided to Incannex in a timely manner (however, in relation to the Independent Expert’s Report, Incannex is only responsible to ensure that the Independent Expert considers comments relating exclusively to factual accuracy);

(d)	(Incannex Directors recommendation and voting intentions in Scheme Booklet) state in the Scheme Booklet that:

(i)	in respect of the Share Scheme:

(A)	the Incannex Directors recommend the Share Scheme to Incannex Shareholders and recommend that Incannex Shareholders vote in favour of the Share Scheme at the Share Scheme Meeting; and

(B)	each Incannex Director intends to vote, or cause to be voted, all Incannex Shares in which they have a Relevant Interest in favour of the Share Scheme at the Share Scheme Meeting,

in each case in the absence of:

(C)	the Independent Expert concluding in the Independent Expert’s Report (or any update or variation to that report) that the Share Scheme is not in the best interests of Incannex Shareholders; or

(D)	in the case of the recommendation in clause 6.2(d)(i)(A), an Incannex Director making a determination in accordance with clause 6.4; and

(ii)	in respect of the Option Scheme:

(A)	the Incannex Directors recommend the Option Scheme to Incannex Optionholders and recommend that Incannex Optionholders vote in favour of the Option Scheme at the Option Scheme Meeting; and

(B)	each Incannex Director intends to vote, or cause to be voted, all Incannex Options in which they have a Relevant Interest in favour of the Option Scheme at the Option Scheme Meeting,

in each case in the absence of:

(C)	the Independent Expert concluding in the Independent Expert’s Report (or any update or variation to that report) that the Option Scheme is not in the best interests of Incannex Optionholders; or

(D)	in the case of the recommendation in clause 6.2(d)(ii)(A), an Incannex Director making a determination in accordance with clause 6.4;

(e)	(lodgement of Regulator’s Drafts)

(i)	no later than 14 days before the First Court Date, provide a near final draft of the Scheme Booklet (Regulator’s Draft) to ASIC for its review for the purposes of section 411(2) of the Corporations Act, and provide a copy of the Regulator’s Draft to US Holdco immediately thereafter; and

(ii)	keep US Holdco reasonably informed of any material issues raised by ASIC in relation to the Regulator’s Draft and, where practical to do so, consult with US Holdco in good faith prior to taking any steps or actions to address any such material issues (provided that, where such issues relate to US Holdco Information, Incannex must not take any steps to address them without US Holdco’s prior written consent, not to be unreasonably withheld or delayed);

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(f)	(no objection statement) apply to ASIC for a statement under section 411(17)(b) of the Corporations Act stating that ASIC has no objection to each of the Schemes;

(g)	(First Court Hearing) apply to the Court for orders under section 411(1) of the Corporations Act directing Incannex to convene the Share Scheme Meeting and the Option Scheme Meeting;

(h)	(due diligence and verification) undertake appropriate due diligence and verification processes in relation to the Incannex Information, and, once such processes have been completed, provide written confirmation to US Holdco of the completion of such processes;

(i)	(approval and registration of Scheme Booklet) if the Court directs Incannex to convene the Share Scheme Meeting and the Option Scheme Meeting, request that, in accordance with section 412(6) of the Corporations Act, ASIC register the Scheme Booklet;

(j)	(Share Scheme Meeting and Option Scheme Meeting) as soon as reasonably practicable following registration of the Scheme Booklet by ASIC, despatch the Scheme Booklet to Incannex Shareholders and Incannex Optionholders, and convene and hold the Share Scheme Meeting and the Option Scheme Meeting in accordance with the orders made by the Court at the First Court Hearing;

(k)	(Director votes and participation) use its reasonable endeavours to procure that each Incannex Director votes any Incannex Shares and Incannex Options in which they have a Relevant Interest in favour of the Share Scheme at the Share Scheme Meeting and the Option Scheme at the Option Scheme Meeting and participates in reasonable efforts to promote the Share Scheme (in the absence of the Independent Expert concluding in the Independent Expert’s Report (or any update or variation to that report) that the Share Scheme is not in the best interests of Incannex Shareholders) and the Option Scheme (in the absence of the Independent Expert concluding in the Independent Expert’s Report (or any update or variation to that report) that the Option Scheme is not in the best interests of Incannex Optionholders);

(l)	(supplementary disclosure) if, after despatch of the Scheme Booklet, Incannex becomes aware:

(i)	that information included in the Scheme Booklet is or has become false, misleading or deceptive in any material respect (whether by omission or otherwise); or

(ii)	of information that is required to be disclosed to Incannex Shareholders or Incannex Optionholders under any applicable law or having regard to RG 60 but was not included in the Scheme Booklet,

promptly disclose such information to and consult with US Holdco in good faith as to the need for, and form of, any supplementary disclosure to Incannex Shareholders and Incannex Optionholders, the need for, the timing of, and directions to be sought at, an additional application to the Court, and make any disclosure that it is ordered to make or considers reasonably necessary in the circumstances, having regard to orders made by the Court, applicable laws and RG 60;

(m)	(Conditions Precedent certificate) at the Second Court Hearing, provide to the Court (through its counsel):

(i)	a certificate confirming (in respect of matters within its knowledge) whether or not the Conditions Precedent in respect of the Share Scheme (other than the Conditions Precedent in clauses 3.1(c) and 3.1(d)) have been satisfied or waived in accordance with clause 3, a draft of which certificate must be provided to US Holdco by 5:00pm on the Business Day prior to the Second Court Date;

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(ii)	a certificate confirming (in respect of matters within its knowledge) whether or not the Conditions Precedent in respect of the Option Scheme (other than the Conditions Precedent in clauses 3.2(c), 3.2(e) and 3.2(f)) have been satisfied or waived in accordance with clause 3, a draft of which certificate must be provided to US Holdco by 5:00pm on the Business Day prior to the Second Court Date; and

(iii)	any certificate provided to it by US Holdco pursuant to clause 6.3(i);

(n)	(Second Court Hearing) subject to:

(i)	the Conditions Precedent (other than the Conditions Precedent in clauses 3.1(c) and 3.1(d)) being satisfied or waived in accordance with clause 3, apply to the Court for orders under section 411(4)(b) of the Corporations Act approving the Share Scheme; and

(ii)	the Conditions Precedent (other than the Conditions Precedent in clauses 3.2(c), 3.2(e) and 3.2(f)) being satisfied or waived in accordance with clause 3, apply to the Court for orders under section 411(4)(b) of the Corporations Act approving the Option Scheme;

(o)	(Court Documents) prepare the Court Documents, provide drafts of those documents to US Holdco in a timely manner and, acting reasonably and in good faith, take into account all reasonable comments from US Holdco and its Representatives on those drafts, provided that such comments are provided in a timely manner;

(p)	(extract Court order and notify ASX) as soon as reasonably possible after conclusion of the Second Court Hearing:

(i)	obtain an office copy of the orders made by the Court under section 411(4)(b) of the Corporations Act approving the Share Scheme; and

(ii)	obtain an office copy of the orders made by the Court under section 411(4)(b) of the Corporations Act approving the Option Scheme,

and, promptly after receipt of the orders, tell ASX of the Incannex’s intention to lodge the Court orders with ASIC the following day;

(q)	(lodgement of Court order) for the purposes of section 411(10) of the Corporations Act, lodge with ASIC an office copy of the orders made by the Court under section 411(4)(b) of the Corporations Act approving the Share Scheme and the Option Scheme before 5:00pm on the Business Day following the day on which it receives such office copy;

(r)	(suspension of trading and de-listing) apply to:

(i)	ASX to have:

(A)	trading in Incannex Shares suspended from the close of trading on the Effective Date; and

(B)	Incannex removed from the official list of ASX, and quotation of Incannex Shares on ASX terminated, with effect on and from the close of trading on the Trading Day immediately following, or shortly after, the Implementation Date, or, in each case, such other dates as the parties may agree, acting reasonably, following consultation with ASX and not do anything to cause any of these things to happen before the time specified in this clause 6.2(r); and

(ii)	NASDAQ to have trading suspended in Incannex ADSs (by way of submission of a “corporate action” form to NASDAQ in order to transfer the listing of the Incannex ADSs to a listing of US Holdco Shares) from the close of trading on NASDAQ on the Implementation Date;

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(s)	(Share Scheme implementation): if the Court makes orders under section 411(4) of the Corporations Act approving the Share Scheme:

(i)	determine the identity of each Share Scheme Participant and their entitlement to the Share Scheme Consideration as at the Record Date, including by taking up-to-date copies of the Incannex Share Register current as at the Record Date;

(ii)	provide to US Holdco all information about the Share Scheme Participants that US Holdco reasonably requires in order for US Holdco to provide the Share Scheme Consideration to the Share Scheme Participants in accordance with the Share Scheme;

(iii)	execute proper instruments of transfer of and giving effect to and registering the transfer of the Incannex Shares to US Holdco in accordance with the Share Scheme;

(iv)	do all other things contemplated by or necessary to give effect to the Share Scheme and the orders of the Court;

(t)	(Option Scheme Implementation) if the Court makes orders under section 411(4) of the Corporations Act approving the Option Scheme:

(i)	determine the identity of each Option Scheme Participant and their entitlement to the Option Scheme Consideration as at the Record Date, including by taking up-to-date copies of the Incannex Option Register current as at the Record Date;

(ii)	provide to US Holdco all information about the Option Scheme Participants that US Holdco reasonably requires in order for US Holdco to provide the Option Scheme Consideration to the Option Scheme Participants in accordance with the Option Scheme; and

(iii)	subject to US Holdco satisfying its obligations to provide the Option Scheme Consideration to the Option Scheme Participants in accordance with the Option Scheme, cancel the Scheme Options on the Implementation Date;

(u)	(Share Scheme Consideration) subject to the Share Scheme being Effective, facilitate the provision of the Share Scheme Consideration to Share Scheme Participants;

(v)	(Option Scheme Consideration) subject to the Option Scheme being Effective, facilitate the provision of the Option Scheme Consideration to Option Scheme Participants; and

(w)	(compliance with laws) do everything reasonably within its power to ensure that the Transaction is effected in accordance with all applicable laws, regulations and policy.

6.3	US Holdco obligations

US Holdco must, acting at all times in good faith, take all steps reasonably necessary to implement the Schemes as soon as reasonably practicable and on and subject to the terms of this deed. Without limiting the foregoing, US Holdco must (to the fullest extent applicable):

(a)	(prepare US Holdco Information)

(i)	as soon as reasonably practicable after the Execution Date, prepare the US Holdco Information for inclusion in the Scheme Booklet in accordance with all applicable laws (including the Corporations Act and Corporations Regulations), RG 60 and the Listing Rules; and

(ii)	provide Incannex with drafts of the US Holdco Information in a timely manner and, acting reasonably and in good faith, take into account all reasonable comments from Incannex and its Representatives on those drafts, provided that such comments are provided to US Holdco in a timely manner;

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(b)	(assistance with Scheme Booklet and Court Documents) provide any assistance or information reasonably requested by Incannex or its Representatives in connection with the preparation of the Scheme Booklet (including any supplementary disclosure to Incannex Shareholders or Incannex Optionholders) or any Court Documents, including reviewing the drafts of the Scheme Booklet prepared by Incannex and provide comments in a timely manner on those drafts in good faith;

(c)	(Independent Expert’s Report) subject to the Independent Expert agreeing to reasonable confidentiality restrictions, provide any assistance or information reasonably requested by Incannex or its Representatives, or by the Independent Expert, in connection with the preparation of the Independent Expert’s Report (and any update or variation to any such report);

(d)	(due diligence and verification) undertake appropriate due diligence and verification processes in relation to the US Holdco Information, and, once those processes have been completed, provide written confirmation to Incannex of the completion of such processes;

(e)	(confirmation of US Holdco Information) promptly after Incannex requests that it does so, confirm in writing to Incannex that:

(i)	it consents to the inclusion of the US Holdco Information in the Scheme Booklet, in the form and context in which the US Holdco Information appears; and

(ii)	the US Holdco Information in the Scheme Booklet is not misleading or deceptive in any material respect (whether by omission or otherwise), and the inclusion of such US Holdco Information, in that form and context, has been approved by the US Holdco Board;

(f)	(Share Scheme Deed Poll and Option Scheme Deed Poll) before 5:00pm on the Business Day prior to the First Court Date, enter into the Share Scheme Deed Poll and the Option Scheme Deed Poll and deliver them to Incannex, and:

(i)	if the Share Scheme becomes Effective, fully comply with its obligations under the Share Scheme Deed Poll; and

(ii)	if the Option Scheme becomes Effective, fully comply with its obligations under the Option Scheme Deed Poll;

(g)	(United States legal opinion): deliver to Incannex an opinion from its United States legal counsel, in a form satisfactory to Incannex (acting reasonably), that each of the Share Scheme Deed Poll and the Option Scheme Deed Poll are legally binding on and enforceable against US Holdco under the laws of Delaware;

(h)	(update US Holdco Information) promptly advise Incannex in writing if it becomes aware:

(i)	of information which should have been but was not included in the US Holdco Information in the Scheme Booklet (including if known at the time), and promptly provide Incannex with the omitted information; or

(ii)	that the US Holdco Information in the Scheme Booklet is or has become misleading or deceptive in any material respect (whether by omission or otherwise), and promptly provide Incannex with any information required to correct the misleading or deceptive statements;

(i)	(Conditions Precedent certificate) before 8:00am on the Second Court Date, provide to Incannex for provision to the Court at the Second Court Hearing:

(i)	a certificate confirming (in respect of matters within its knowledge) whether or not the Conditions Precedent in respect of the Share Scheme (other than the Conditions Precedent in clauses 3.1(c) and 3.1(d)) have been satisfied or waived in accordance with clause 3, a draft of which certificate must be provided to Incannex by 5:00pm on the Business Day prior to the Second Court Date;

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(ii)	a certificate confirming (in respect of matters within its knowledge) whether or not the Conditions Precedent in respect of the Option Scheme (other than the Conditions Precedent in clauses 3.2(c), 3.2(e) and 3.2(f)) have been satisfied or waived in accordance with clause 3, a draft of which certificate must be provided to Incannex by 5:00pm on the Business Day prior to the Second Court Date;

(j)	(Share Scheme Consideration) if the Share Scheme becomes Effective, do all things necessary to issue the Share Scheme Consideration in accordance with the terms of this deed, the Share Scheme and the Share Scheme Deed Poll;

(k)	(Option Scheme Consideration) if the Option Scheme becomes Effective, do all things necessary to issue the Option Scheme Consideration in accordance with the terms of this deed, the Option Scheme and the Option Scheme Deed Poll;

(l)	(Scheme Shares transfer) if the Share Scheme becomes Effective, accept a transfer of the Scheme Shares and execute instruments of transfer in respect of the Scheme Shares, in each case, in accordance with this deed, the Share Scheme and the Share Scheme Deed Poll;

(m)	(US Holdco Shares) apply to NASDAQ to list US Holdco Shares via a successor listing (subject to the Share Scheme becoming Effective), and use reasonable endeavours to obtain the satisfaction of any conditions imposed by NASDAQ for such listing; and

(n)	(compliance with laws) do everything reasonably within its power to ensure that the Transaction is effected in accordance with all applicable laws, regulations and policy.

6.4	Form of Recommendation

Clauses 6.2(a) and 6.2(d) are qualified to the extent that, after first obtaining written advice from external legal counsel, an Incannex Director reasonably determines that they should not provide or continue to maintain any recommendation because that Incannex Director has an interest in the Share Scheme or the Option Scheme that renders it inappropriate for them to maintain any such recommendation in relation to that Scheme.

6.5	Scheme Booklet

(a)	If the parties are unable to agree on the form or content of a particular part of the Scheme Booklet, then:

(i)	if the relevant part of the Scheme Booklet is US Holdco Information, Incannex will make such amendments to that part of the Scheme Booklet as required by US Holdco (acting reasonably and in good faith); and

(ii)	in any other case, Incannex (acting reasonably and in good faith) will decide the form and content of that part of the Scheme Booklet.

(b)	The parties agree that the Scheme Booklet will contain a responsibility statement to the effect that:

(i)	Incannex is responsible for the Incannex Information contained in the Scheme Booklet;

(ii)	US Holdco is responsible for the US Holdco Information contained in the Scheme Booklet; and

(iii)	the Independent Expert is responsible for the Independent Expert’s Report, and none of Incannex, US Holdco or their respective Representatives assumes any responsibility for the accuracy or completeness of the Independent Expert’s Report or any other report or letter issued to Incannex by a third party in connection with the Independent Expert’s Report.

(c)	Each party must undertake appropriate verification processes for the information supplied by that party for the Scheme Booklet.

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7	Termination rights

7.1	Termination events

Without limiting any other provision of this deed:

(a)	either party may terminate this deed by notice in writing to the other party:

(i)	if the End Date has passed before the Transaction has been implemented (other than as a result of a breach by the terminating party of its obligations under this deed);

(ii)	if each of the following has occurred:

(A)	the other party (being a defaulting party) is in breach of a material provision of this deed at any time prior to 8:00am on the Second Court Date;

(B)	the terminating party (being a non-defaulting party) has given notice to the defaulting party setting out the relevant circumstances of the breach and stating an intention to terminate this deed; and

(C)	the relevant circumstances have continued to exist 10 Business Days (or any shorter period ending at 8:00am on the Second Court Date) from the time the notice in clause 7.1(a)(ii)(B) is given;

(iii)	if the required majorities of Incannex Shareholders do not approve the Share Scheme at the Share Scheme Meeting; or

(iv)	if any of the Conditions Precedent in clause 3.1 or 3.2 is incapable of being satisfied or fulfilled (other than as a result of a breach by the terminating party of its obligations under this deed); or

(v)	if a Court or other Regulatory Authority has issued an order, decree or ruling or taken other action that permanently restrains or prohibits the Transaction and that order, decree, ruling or other action has become final and cannot be appealed; and

(b)	either party may terminate this agreement if the other party consents to do so and both parties confirm it in writing.

7.2	Notice of breach

Each party must give notice to the other party as soon as practicable after it becomes aware of a breach by it of this deed.

7.3	Termination right

(a)	Any right to terminate this deed under clauses 7.1(a) or 7.1(b) that arises before the Second Court Date ceases at 8:00am on the Second Court Date.

(b)	Subject to clause 7.3(a), any right to terminate this deed ceases when the Share Scheme becomes Effective.

7.4	Effect of termination

(a)	If a party terminates this deed, each party will be released from all further obligations under this deed other than under clauses 1, 8, 9, 10, 11 (other than 11.8) and 12.

(b)	Subject to any rights or obligations arising under or pursuant to clauses that are expressed to survive termination (including by virtue of this clause 7.4), on termination of this deed, no party shall have any rights against or obligations to any other party under this deed except for those rights and obligations which accrued prior to termination.

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7.5	Disclosure on termination of deed

The parties agree that, if this deed is terminated under this clause 7, any party may disclose:

(a)	the fact that this deed has been terminated, where such disclosure is required by the Listing Rules or the rules of NASDAQ, or is in the reasonable opinion of that party required to ensure that the market in its securities is properly informed;

(b)	the fact that this deed has been terminated to ASIC and the Court; and

(c)	information that is required to be disclosed as a matter of law or in any proceedings.

8	Public announcements

8.1	Announcement of transaction

Immediately after execution of this deed, Incannex must release the Agreed Public Announcement.

8.2	Public announcements

(a)	Subject to clause 8.2(b), no public announcement or disclosure in relation to the Transaction or any subject matter thereof, or any other transaction the subject of this deed, the Share Scheme or the Option Scheme (including any staff or client announcements or presentations) may be made other than in a form approved by each party (acting reasonably), but each party must use all reasonable endeavours to provide such approval as soon as practicable.

(b)	Where US Holdco, Incannex or any of their Affiliates is required by law and/or ASX (e.g., pursuant to the Listing Rules), ASIC, SEC or NASDAQ, to make any announcement or make any filing or disclosure in relation to the Transaction or any other transaction the subject of this deed, the Share Scheme or the Option Scheme, it may do so only after it has given as much notice as possible to, and has consulted (to the fullest extent reasonable in the circumstances) with the other party prior to making the relevant disclosure.

(c)	US Holdco and Incannex agree to consult with each other in advance in relation to:

(i)	overall communication plans;

(ii)	approaches to Incannex Shareholders;

(iii)	approaches to the media;

(iv)	proxy solicitations; and

(v)	written presentations,

including to provide each other a reasonable advance opportunity to comment, to ensure that the information used in clauses 8.2(c)(i) to 8.2(c)(v) above is consistent with the information in the Scheme Booklet.

8.3	Statements on termination

The parties must act in good faith and use all reasonable endeavours to issue agreed statements in respect of any termination of this deed and, to that end but without limitation, clauses 8.2(a) to 8.2(c) applies to any such statements or disclosures.

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9	Notices

9.1	Manner of giving notice

Any notice or other communication to be given under this deed must be in writing (which includes email) and may be delivered or sent by post or email to the party to be served in accordance with the details set out in the ‘Details’ section of this deed on page 1 or at any such other address or email address notified for this purpose to the other parties under this clause. Any notice or other communication sent by post must be sent by prepaid ordinary post (if the country of destination is the same as the country of origin) or by airmail (if the country of destination is not the same as the country of origin).

9.2	When notice given

(a)	Any notice or other communication is deemed to have been given:

(i)	if delivered, on the date of delivery; or

(ii)	if sent by post, on the third day after it was put into the post (for post within the same country) or on the fifth day after it was put into the post (for post sent from one country to another); or

(iii)	if sent by email, on the earlier of the sender receiving an automated message confirming delivery or, provided no automated message is received stating that the email has not been delivered, three hours after the time the email was sent by the sender, such time to be determined by reference to the device from which the email was sent, but if the notice or other communication would otherwise be taken to be received after 5:00pm or on a Saturday, Sunday or public holiday in the place of receipt then the notice or communication is taken to be received at 9:00am on the next day that is not a Saturday, Sunday or public holiday.

9.3	Proof of service

In proving service of a notice or other communication, it shall be sufficient to prove that delivery was made or that the envelope containing the communication was properly addressed and posted either by prepaid post or by prepaid airmail or that the email was properly addressed and transmitted by the sender’s server into the network and there was no apparent error in the operation of the sender’s email system, as the case may be.

9.4	Documents relating to legal proceedings

This clause 9 does not apply in relation to the service of any claim form, notice, order, judgment or other document relating to or in connection with any proceedings, suit or action arising out of or in connection with this deed.

10	Entire agreement

10.1	Entire agreement

This deed contains the entire agreement between the parties relating to the Transaction and supersedes all previous agreements, whether oral or in writing, between the parties relating to the Transaction.

10.2	No reliance

Each party acknowledges that in agreeing to enter into this deed it has not relied on any express or implied representation, warranty, collateral contract or other assurance (except those expressly set out in this deed) made by or on behalf of any other party before the entering into of this deed. Each party waives all rights and remedies which, but for this clause 10.2 might otherwise be available to it in respect of any such representation, warranty, collateral contract or other assurance.

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10.3	Termination rights

Except for the express rights of termination contained in clauses 3.7 and 7:

(a)	no party has any right to terminate this deed; and

(b)	the parties waive their rights (if any) to annul, rescind, dissolve, withdraw from, cancel or terminate this deed in any circumstances.

11	General

11.1	Amendments

This deed may only be amended in writing and where such amendment is signed by all the parties.

11.2	Assignments

None of the rights or obligations of a party under this deed may be assigned or transferred without the prior written consent of the other party.

11.3	Costs

Incannex must pay the costs and expenses of the Schemes, except that US Holdco must pay all stamp duties (if any) and any fines and penalties with respect to stamp duty in respect of this deed, the Share Scheme or the Option Scheme or the steps to be taken under this deed, the Share Scheme or the Option Scheme (including without limitation the acquisition or transfer of Scheme Shares under the Share Scheme and the cancellation of Scheme Options under the Option Scheme).

11.4	GST

(a)	Where under the terms of this deed one party is liable to indemnify or reimburse another party in respect of any costs, charges or expenses, the payment shall include an amount equal to any GST thereon not otherwise recoverable by the other party, subject to that party using all reasonable endeavours to receive such amount of GST as may be practicable.

(b)	If any payment under this deed constitutes the consideration for a taxable supply for GST purposes, then in addition to that payment the payer shall pay any GST due.

(c)	Unless otherwise expressly stated, all prices or other sums payable or consideration to be provided under or in accordance with this deed are exclusive of GST.

11.5	Consents

Except as otherwise expressly provided in this deed a party may give or withhold its consent to any matter referred to in this deed in its absolute discretion. A party that gives its consent to any matter referred to in this deed is not taken to have made any warranty or representation as to any matter or circumstance connected with the subject matter of that consent.

11.6	Counterparts

This deed may be executed in counterparts, which taken together must constitute one and the same agreement, and any party (including any duly authorised representative of a party) may enter into this deed by executing a counterpart.

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11.7	Exercise and waiver of rights

The rights of each party under this deed:

(a)	may be exercised as often as necessary;

(b)	except as otherwise expressly provided by this deed, are cumulative and not exclusive of rights and remedies provided by law; and

(c)	may be waived only in writing and specifically,

and delay in exercising or non-exercise of any such right is not a waiver of that right.

11.8	Further assurance

Each party undertakes, at the request, cost and expense of the other party, to sign all documents and to do all other acts, which may be necessary to give full effect to this deed.

11.9	No merger

Each of the obligations, warranties and undertakings set out in this deed (excluding any obligation which is fully performed at the Implementation Date) must continue in force after the Implementation Date.

11.10	Severability

The provisions contained in each clause and sub clause of this deed shall be enforceable independently of each of the others and their validity shall not be affected if any of the others is invalid.

12	Governing law and jurisdiction

12.1	Governing law

This deed and any non-contractual obligations arising out of or in connection with it is governed by the law applying in Victoria, Australia.

12.2	Jurisdiction

The courts having jurisdiction in Victoria have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this deed (including a dispute relating to any non-contractual obligations arising out of or in connection with this deed) and each party irrevocably submits to the non-exclusive jurisdiction of the courts having jurisdiction in Victoria.

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EXECUTION

Executed as a deed

Executed as a deed by Incannex Healthcare Limited ACN 096 635 246 in accordance with section 127 of the Corporations Act 2001 (Cth):

/s/ Joel Latham	/s/ Madhukar Bhalla
Director	*Director/*Company Secretary

JOEL LATHAM	Madhukar Bhalla
Name of Director	Name of *Director/*Company Secretary
BLOCK LETTERS	BLOCK LETTERS
*please strike out as appropriate

Executed by an authorised signatory of Incannex Healthcare Inc.:

/s/ Joel Latham
Signature of authorised person

JOEL LATHAM
Name of authorised person
BLOCK LETTERS

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Schedule 1– Share Scheme of Arrangement

SCHEME OF ARRANGEMENT MADE
UNDER SECTION 411 OF THE
CORPORATIONS ACT 2001 (CTH)

Incannex Healthcare Limited – Shares

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DETAILS

Parties	Incannex Healthcare Limited ACN 096 635 246 of Level 23, Rialto South Tower, 525 Collins Street, Melbourne VIC 3000 (Incannex)

AND

The registered holders of the fully paid ordinary shares in the capital of Incannex as at 7:00pm on the Record Date other than an Excluded Shareholder (Share Scheme Participants)

1	Defined terms & interpretation

1.1	Defined terms

In this Share Scheme, except where the context otherwise requires:

ADS means an American Depositary Share.

ADS Depositary means Deutsche Bank Trust Company Americas.

ADS Holder means a holder of Incannex ADSs.

ASIC means the Australian Securities and Investments Commission.

ASX means ASX Limited (ABN 98 008 624 691) or the Australian Securities Exchange, as the context requires.

ASX Settlement means ASX Settlement Pty Ltd ABN 49 008 504 532.

ASX Settlement Rules means the ASX Settlement Operating Rules of ASX Settlement.

Business Day means a business day as defined in the Listing Rules and, to the extent any action must be taken in relation to NASDAQ, a day on which NASDAQ is operating but excludes a day that is a Saturday, Sunday, bank holiday or public holiday in Melbourne, Victoria or New York, United States of America.

CHESS means the clearing house electronic sub-register system of security transfers operated by ASX Settlement.

Conditions Precedent means the conditions precedent to this Share Scheme set out in clause 3.1 of the Scheme Implementation Deed.

Corporations Act means the Corporations Act 2001 (Cth).

Court means a court of competent jurisdiction under the Corporations Act.

Effective means, when used in relation to the Share Scheme, the order of the Court made under section 411(4)(b) of the Corporations Act in relation to the Share Scheme taking effect pursuant to section 411(10) of the Corporations Act, but in any event at no time before an office copy of the order of the Court is lodged with ASIC.

Effective Date means the date on which the Share Scheme becomes Effective.

Election Form means the form accompanying the Scheme Booklet, pursuant to which Small Parcel Holders may elect to not participate in the Sale Facility.

Eligible Jurisdictions means Australia, Canada, Germany, Hong Kong, Indonesia, Italy, Japan, Netherlands, New Zealand, Philippines, Singapore, United Kingdom and the United States and such other jurisdictions as agreed in writing between Incannex and Incannex US from time to time.

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Encumbrance means any encumbrance, mortgage, pledge, charge, lien, assignment, hypothecation, security interest, title retention, preferential right or trust arrangement and any other security arrangement of any kind given or created and including any possessory lien in the ordinary course of business whether arising by law or contract.

End Date means 29 February 2024, or such later date as agreed to in writing between Incannex and US Holdco from time to time.

Excluded Shareholder means any member of the US Holdco Group.

Excluded Shares means any Incannex Shares held by an Excluded Shareholder.

Excluded Small Parcel Holder means a Small Parcel Holder who has made a valid election referred to in clause 6.7 to not participate in the Sale Facility and will not be treated as a Small Parcel Holder.

Ineligible Foreign Shareholder means any Share Scheme Participant whose address shown on the Incannex Share Register is a place outside the Eligible Jurisdictions, unless, no less than three Business Days prior to the Share Scheme Meeting, Incannex and US HoldCo agree in writing that it is lawful and not unduly onerous or unduly impracticable to issue that Incannex Shareholder with the US HoldCo Shares when the Share Scheme becomes Effective.

Implementation Date means the fifth Business Day after the Record Date, or such other date agreed to in writing by Incannex and US Holdco.

Incannex ADS means an ADS, representing 25 Incannex Shares and which trade on NASDAQ under the ticker code “IXHL”.

Incannex Share means a fully paid ordinary share issued in the capital of Incannex.

Incannex Share Register means the register of Incannex shareholders maintained by or on behalf of Incannex in accordance with the Corporations Act.

Incannex Shareholder means a person who is registered in the Incannex Share Register as the holder of one or more Incannex Shares, from time to time.

Independent Expert means a person to be appointed by Incannex to prepare the Independent Expert’s Report.

Independent Expert’s Report means the independent expert’s report prepared by the Independent Expert for inclusion in the Scheme Booklet, which states the Independent Expert’s opinion in relation to whether:

(a)	the Share Scheme is in the best interest of Incannex Shareholders; and

(b)	the Option Scheme is in the best interest of Incannex Optionholders, including any updates or amendments to this report made by the Independent Expert.

Listing Rules means the official listing rules of the ASX.

Marketable Parcel has the meaning given to that term in the Listing Rules, with the closing price on the last day of Incannex Shares trading on ASX used to determine this.

NASDAQ means the NASDAQ Stock Market LLC.

Option Scheme has the meaning given to it in the Scheme Implementation Deed.

Record Date means 7:00pm on the second Business Day following the Effective Date, or such other date (after the Effective Date) as Incannex and US Holdco may agree in writing.

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Representative means:

(a)	in relation to Incannex, any director, officer or employee of any member of Incannex and any financier, financial adviser, accounting adviser, auditor, legal adviser or technical or other expert adviser or consultant to Incannex in relation to the Schemes; and

(b)	in relation to US Holdco, any director, officer or employee of any member of US Holdco and any financier, financial adviser, accounting adviser, auditor, legal adviser or technical or other expert adviser or consultant to US Holdco in relation to the Schemes.

Sale Agent means a person appointed by US Holdco to administer the Sale Facility and to sell or arrange the sale of US Holdco Shares that would otherwise be issued to or for the benefit of Ineligible Foreign Shareholders or Small Parcel Holders (excluding Excluded Small Parcel Holders) under the terms of the Share Scheme.

Sale Facility means the facility to be administered by the Sale Agent pursuant to which Ineligible Foreign Shareholders and Small Parcel Holders (excluding Excluded Small Parcel Holders) will have their Share Scheme Consideration sold on their behalf and have the net proceeds of sale remitted to them under the terms of the Share Scheme.

Scheme Booklet means the information booklet to be despatched to all Incannex Shareholders and Incannex Optionholders and approved by the Court in connection with the Schemes, including this Share Scheme, the Option Scheme, the explanatory statement in respect of the Schemes, the Independent Expert’s Report and the notice of meeting.

Scheme Implementation Deed means the scheme implementation deed dated on or about 10 July 2023 between Incannex and US Holdco, as amended or varied from time to time.

Scheme Shares means all of the Incannex Shares on issue on the Record Date other than Excluded Shares.

Schemes means this Share Scheme and the Option Scheme.

Second Court Date means the first day on which the application made to the Court for an order pursuant to section 411(4)(b) of the Corporations Act approving the Share Scheme and Option Scheme is heard or, if the application is adjourned for any reason, the first day on which the adjourned application is heard.

Share Scheme means the scheme of arrangement pursuant to Part 5.1 of the Corporations Act proposed between Incannex and Incannex Shareholders, as set out in this document, together with any alterations or conditions made or required by the Court under section 411(6) of the Corporations Act and approved in writing by US Holdco and Incannex.

Share Scheme Consideration means such number of US Holdco Shares for each Scheme Share held by Share Scheme Participants at 7:00pm on the Record Date as described in clause 6.3.

Share Scheme Deed Poll means the deed poll executed by US Holdco, substantially in the form of Schedule 2 to the Scheme Implementation Deed.

Share Scheme Meeting means the meeting of Incannex Shareholders convened by the Court in relation to the Share Scheme pursuant to section 411(1) of the Corporations Act and includes any adjournment of that meeting.

Share Scheme Order means the orders of the Court made under section 411(4)(b) of the Corporations Act (and, if applicable and subject to clause 8.9, section 411(6) of the Corporations Act) in relation to this Share Scheme.

Share Scheme Participant means each person who is an Incannex Shareholder on the Record Date (other than Excluded Shareholders).

Share Scheme Transfer means, for each Share Scheme Participant, a duly completed and executed proper instrument of transfer of the Scheme Shares held by that Share Scheme Participant for the purposes of section 1071B of the Corporations Act, which may be a master transfer for all Scheme Shares.

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Small Parcel Holder means a Share Scheme Participant who is not an Ineligible Foreign Shareholder and who holds less than a Marketable Parcel of Incannex Shares on the Record Date.

Subsidiaries has the meaning given to that term in section 9 of the Corporations Act.

Trading Day means a trading day as defined in the Listing Rules.

US Holdco means Incannex Healthcare Inc., a corporation incorporated in the State of Delaware, United States of America and whose principal business address is 18 East 50th Street, 5th Floor, New York, NY 10022.

US Holdco Share means a share of common stock of US Holdco.

US Holdco Share Register means the register of US Holdco shareholders maintained by or on behalf US Holdco and maintained in accordance with the Delaware General Corporation Law.

1.2	Interpretation

In this Share Scheme:

(a)	the singular includes the plural and vice versa, and a gender includes other genders;

(b)	another grammatical form of a defined word or expression has a corresponding meaning;

(c)	a reference to a clause, paragraph, or schedule is to a clause or paragraph of, or schedule to, this agreement, and a reference to this document includes any schedule;

(d)	a reference to a document or instrument includes the document or instrument as novated, altered, supplemented or replaced from time to time;

(e)	a reference to A$, dollar, Australian dollar or $ is to Australian currency;

(f)	a reference to US$ or USD is to the lawful currency of the United States;

(g)	a reference to time is to time in Melbourne, Victoria time, unless otherwise noted;

(h)	a reference to a party is to a party to this agreement, and a reference to a party to a document includes the party’s executors, administrators, successors and permitted assigns and substitutes;

(i)	a reference to a person includes a natural person, partnership, body corporate, association, governmental or local authority or agency or other entity;

(j)	a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(k)	a word or expression defined in the Corporations Act and not otherwise defined in this agreement has the meaning given to it in the Corporations Act;

(l)	the meaning of general words is not limited by specific examples introduced by including, for example or similar expressions;

(m)	any agreement, representation, warranty or indemnity in favour of two or more parties (including where two or more persons are included in the same defined term) is for the benefit of them jointly and severally;

(n)	a rule of construction does not apply to the disadvantage of a party because the party was responsible for the preparation of this document or any part of it; and

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(o)	if a day on or by which an obligation must be performed or an event must occur is not a Business Day, the obligation must be performed or the event must occur on or by the next Business Day.

2	Preliminary

2.1	Incannex

(a)	Incannex is a public company limited by shares incorporated in Australia and registered in Western Australia.

(b)	Incannex is admitted to the official list of ASX and its shares, being the Incannex Shares, are officially quoted on the securities market conducted by ASX. Incannex is also admitted to NASDAQ and Incannex ADSs are quoted on NASDAQ.

(c)	Incannex’s registered office is at Level 23, Rialto South Tower, 525 Collins Street, Melbourne 3000 Victoria Australia.

2.2	US Holdco

US Holdco is a company incorporated under the laws of Delaware in the United States of America. US Holdco’s principal business office is at 18 East 50th Street, 5th Floor, New York, NY 10022.

2.3	Agreement to implement this Share Scheme

Incannex and US Holdco have agreed, by executing the Scheme Implementation Deed, to implement the terms of this Share Scheme and the steps contemplated to follow the implementation of this Share Scheme, to the extent those steps are required to be done by each of them.

2.4	Share Scheme Deed Poll

(a)	This Share Scheme attributes actions to US Holdco but does not itself impose an obligation on US Holdco to perform those actions. US Holdco has undertaken in favour of each Share Scheme Participant, by executing the Share Scheme Deed Poll, that it will fulfil its obligations under the Scheme Implementation Deed and do all acts and things necessary or desirable on its part to give full effect to this Share Scheme, including to issue to each Share Scheme Participant the Share Scheme Consideration for each Scheme Share held by the Share Scheme Participant.

(b)	Incannex undertakes in favour of each Share Scheme Participant to enforce the Share Scheme Deed Poll against US Holdco on behalf of and as agent and attorney for the Share Scheme Participants.

2.5	Summary of Share Scheme

If this Share Scheme becomes Effective:

(a)	all of the Scheme Shares (together with all rights and entitlements attaching to the Scheme Shares) will be transferred to US Holdco and Incannex will become a subsidiary of US Holdco on the Implementation Date;

(b)	in consideration of the transfer to US Holdco of each Scheme Share held by a Share Scheme Participant, US Holdco will, on the Implementation Date, provide to each Share Scheme Participant the Share Scheme Consideration in accordance with the terms of the Scheme Implementation Deed, this Share Scheme and the Share Scheme Deed Poll;

(c)	Incannex will enter the name of US Holdco in the Incannex Share Register as the holder of all the Scheme Shares;

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(d)	it will bind Incannex and all Share Scheme Participants, including those who do not attend the Share Scheme Meeting, those who do not vote at the Share Scheme Meeting and those who vote against this Share Scheme at the Share Scheme Meeting; and

(e)	it will override the constitution of Incannex, to the extent of any inconsistency.

3	Conditions Precedent

3.1	Conditions Precedent

This Share Scheme is conditional upon, and will have no force or effect until, the satisfaction of each of the following conditions:

(a)	all of the Conditions Precedent being satisfied or waived (other than the conditions in clauses 3.1(c) (Court Approval of Share Scheme) and 3.1(d) (Share Scheme Orders Lodged with ASIC) of the Scheme Implementation Deed) in accordance with the Scheme Implementation Deed by the times set out in the Scheme Implementation Deed;

(b)	as at 8:00 am on the Second Court Date, the Scheme Implementation Deed not having been terminated in accordance with its terms;

(c)	as at 8:00 am on the Second Court Date, the Share Scheme Deed Poll not having been terminated in accordance with its terms;

(d)	approval of the Share Scheme by the Court pursuant to section 411(4)(b) of the Corporations Act and if applicable, Incannex and US Holdco having accepted in writing any modification or condition made or required by the Court under section 411(6) of the Corporations Act;

(e)	such other conditions made or required by the Court under section 411(6) of the Corporations Act in relation to this Share Scheme and agreed to by Incannex and US Holdco as having been satisfied or waived;

(f)	lodgement with ASIC of an office copy of the order of the Court approving the Share Scheme pursuant to section 411(10) of the Corporations Act; and

(g)	the Share Scheme Order comes into effect, pursuant to section 411(10) of the Corporations Act.

3.2	Effect of Conditions Precedent

The satisfaction of each condition in clauses 3.1(a) to 3.1(g) (inclusive) of this Share Scheme (Condition) is a condition precedent to the operation of this Share Scheme.

3.3	Certificate

(a)	Incannex and US Holdco will provide to the Court on the Second Court Date a certificate signed by US Holdco and Incannex (or such other evidence as the Court requests):

(i)	stating whether or not the Conditions Precedent have been satisfied or waived (other than the Conditions Precedent in clauses 3.1(c) and 3.1(d) of the Scheme Implementation Deed) as at 8:00am on the Second Court Date; and

(ii)	confirming (in respect of matters within their knowledge) whether or not the conditions precedent in clauses 3.1(b) and 3.1(c) of this Share Scheme have been satisfied or waived as at 8:00am on the Second Court Date.

(b)	The certificate referred to in clause 3.3(a) will constitute conclusive evidence of whether such Conditions Precedent have been satisfied or waived as at 8:00am on the Second Court Date.

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4	The Share Scheme

4.1	Effective Date

Subject to clause 4.2, this Share Scheme will come into effect pursuant to section 411(10) of the Corporations Act on and from the Effective Date.

4.2	End Date

Without limiting any rights under the Scheme Implementation Deed, this Share Scheme will lapse and be of no further force or effect (and US Holdco is released from any obligations and any liability in connection with this Share Scheme and the Share Scheme Deed Poll) if:

(a)	the Effective Date has not occurred on or before the End Date; or

(b)	the Scheme Implementation Deed or Deed Poll is terminated in accordance with its terms,

unless Incannex or US Holdco otherwise agree in writing (and, if required, as approved by the Court).

5	Implementation of the Share Scheme

5.1	Lodgement of Share Scheme Order with ASIC

Incannex will lodge with ASIC in accordance with section 411(10) of the Corporations Act an office copy of the Share Scheme Order as soon as practicable, and in any event by no later than 5:00pm on the first Business Day after the date on which the Court makes that Share Scheme Order (or on such other Business Day as Incannex and US Holdco agree).

5.2	Transfer of Scheme Shares

Subject to the Share Scheme becoming Effective, on the Implementation Date:

(a)	subject to the provision of the Share Scheme Consideration in accordance with clause 6, the Scheme Shares, together with all rights and entitlements attaching to the Scheme Shares at the Implementation Date, must be transferred to US Holdco, without the need for any further act by any Share Scheme Participant (other than acts performed by Incannex as agent and attorney of the Share Scheme Participants under clauses 8.1 and 8.2 or otherwise), by:

(i)	Incannex delivering to US Holdco a duly completed Share Scheme Transfer, executed on behalf of the Share Scheme Participants by Incannex; and

(ii)	US Holdco executing that Share Scheme Transfer, attending to the stamping of the Share Scheme Transfer (if required) and delivering it to Incannex for registration; and

(b)	immediately after receipt of the Share Scheme Transfer in accordance with clause 5.2(a)(ii), but subject to the stamping of the Share Scheme Transfer (if required), Incannex must enter, or procure the entry of, the name of US Holdco in the Incannex Share Register in respect of the Scheme Shares transferred to US Holdco in accordance with the Share Scheme.

5.3	Timing

Notwithstanding any other provision of this Share Scheme, while US Holdco Shares forming the Share Scheme Consideration must be issued (and the US Holdco Share Register updated to record their issuance) on the Implementation Date, any requirements under clause 6 for the sending of holding statements or allotment advices (or equivalent) may be satisfied as soon as practicable after the Implementation Date.

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5.4	Entitlement to Share Scheme Consideration

Subject to this Share Scheme becoming Effective, in consideration of the transfer of the Scheme Shares to US Holdco, and subject to the other terms and conditions of this Share Scheme, on the Implementation Date:

(a)	each Share Scheme Participant (who is not an Ineligible Foreign Shareholder or Small Parcel Holder (excluding Excluded Small Parcel Holders)) will be issued the Share Scheme Consideration in respect of the Scheme Shares held by them on the Record Date in accordance with clause 6 of this Share Scheme; and

(b)	the Sale Agent will be issued the Share Scheme Consideration by US Holdco in respect of the Scheme Shares held by all Ineligible Foreign Shareholders and Small Parcel Holders (excluding Excluded Small Parcel Holders) on the Record Date in accordance with clause 6 of this Share Scheme.

6	Share Scheme Consideration

6.1	Share Scheme Consideration

On the Implementation Date, Incannex must procure US Holdco to issue the Share Scheme Consideration to:

(a)	the Share Scheme Participants (other than Ineligible Foreign Shareholders and Small Parcel Holders (excluding Excluded Small Parcel Holders)) in accordance with clause 6.3(c) of this Share Scheme; and

(b)	the Sale Agent in respect of all Ineligible Foreign Shareholders and Small Parcel Holders (excluding Excluded Small Parcel Holders) on the Record Date to be dealt with in accordance with clause 6.8(a) of this Share Scheme.

6.2	Rounding entitlements

Where the calculation of the number of US Holdco Shares to be issued to a particular Share Scheme Participant would result in the issue of a fraction of a US Holdco Share, then any such fractional entitlement will be rounded up to the nearest whole number of US Holdco Shares.

6.3	Issue of Share Scheme Consideration

(a)	Not later than one Business Day after the Record Date, Incannex will give to US Holdco a notice specifying the persons to whom US Holdco Shares are to be issued pursuant to clause 5.4 and the number of US Holdco Shares to which they are entitled (including the number to be issued to the Sale Agent).

(b)	On the Implementation Date, Incannex must procure the issue, to each Share Scheme Participant the Share Scheme Consideration for each Scheme Share transferred to US Holdco on the Implementation Date by that Share Scheme Participant.

(c)	The obligation of Incannex to procure the issue of the Share Scheme Consideration under this Share Scheme will be satisfied by US Holdco:

(i)	in the case of a Share Scheme Participant who holds Scheme Shares (other than the Australian custodian for the ADS Depositary, an Ineligible Foreign Shareholder or a Small Parcel Holder (excluding an Excluded Small Parcel Holder)), issuing one new US Holdco Share to that Share Scheme Participant for every 100 Scheme Shares held by that Share Scheme Participant on the Record Date;

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(ii)	in the case of a Share Scheme Participant who holds Scheme Shares on behalf of the ADS Depositary (who itself holds Incannex Shares for the benefit of the ADS Holders), being the Australian custodian for the ADS Depositary:

(A)	issuing one US Holdco Share to the ADS Depositary for every 100 Scheme Shares held by the ADS Depositary; and

(B)	procuring the ADS Depositary to then, subject to compliance by the ADS Holder within the terms of the arrangements pursuant to which the ADS Depositary acts as depositary for ADS Holders, deliver (by way of exchange) such US Holdco Shares to the ADS Holders on the basis of one US Holdco Share for every four Incannex ADSs held by the ADS Holder on the Record Date; and

(iii)	issuing to the Sale Agent such number of US Holdco Shares in accordance with clause 6.8 that Ineligible Foreign Shareholders and Small Parcel Holders (excluding Excluded Small Parcel Holders) would otherwise have been entitled to, and in each case US Holdco entering into the US Holdco Share Register the name of each person who is to receive US Holdco Shares pursuant to this Share Scheme.

6.4	Joint holders

In the case of Scheme Shares held in joint names:

(a)	US Holdco Shares to be issued under this Share Scheme will be issued to and registered in the names of the joint holders;

(b)	any other document required to be sent under this Share Scheme will be forwarded to the registered address recorded in the Incannex Share Register; and

(c)	in respect of any Ineligible Foreign Shareholder or Small Parcel Holder (excluding Excluded Small Parcel Holders), any cheque required to be paid to Share Scheme Participants will be payable to the joint holders and will be forwarded to the registered address recorded on the Incannex Share Register on the Record Date.

6.5	Share Scheme Participants’ agreement

If the Share Scheme becomes Effective:

(a)	each Share Scheme Participant (other than an Ineligible Foreign Shareholder or Small Parcel Holder (excluding an Excluded Small Parcel Holder)) will be deemed:

(i)	to have agreed to become a member of US Holdco;

(ii)	to have accepted the US Holdco Shares issued to that holder under this Share Scheme;

(iii)	to have agreed to have their name and address entered into the US Holdco Share Register; and

(iv)	to have agreed to be bound by the certificate of incorporation and by-laws of US Holdco in force from time to time in respect of the Holdco Shares;

(b)	each Share Scheme Participant that is an Ineligible Foreign Shareholder or Small Parcel Holder (excluding an Excluded Small Parcel Holder) agrees and acknowledges that the payment to it of an amount in accordance with clause 6.8(c) constitutes the satisfaction in full of its entitlement under this Share Scheme; and

(c)	each Share Scheme Participant agrees to the transfer of their Scheme Shares, together with all rights and entitlements attaching to those Scheme Shares, in accordance with the terms of this Share Scheme.

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6.6	Warranty by Share Scheme Participants

Each Share Scheme Participant warrants to US Holdco and is deemed to have authorised Incannex to warrant to US Holdco as agent and attorney for the Share Scheme Participant by virtue of this clause 6.6, that:

(a)	all their Scheme Shares (including any rights and entitlements attaching to those shares) transferred to US Holdco under the Share Scheme will, as at the date of the transfer, be fully paid and free from all Encumbrances; and

(b)	they have full power and capacity to sell and to transfer their Scheme Shares (including any rights and entitlements attaching to those Scheme Shares) to US Holdco under the Share Scheme.

6.7	Small Parcel Holders

Each Small Parcel Holder will be entitled to elect not to participate in the Sale Facility by completing the Election Form and returning it to the address specified on the Election Form so that it is received by the Record Date. An election under this clause 6.7 must be made in accordance with the terms and conditions on the Election Form.

6.8	Ineligible Foreign Shareholders and Small Parcel Holders

(a)	US Holdco has no obligation under this Share Scheme to issue any Share Scheme Consideration in the name of an Ineligible Foreign Shareholder or Small Parcel Holder (excluding an Excluded Small Parcel Holder).

(b)	US Holdco Shares, that would but for clause 6.8(a), have been issued in the name of an Ineligible Foreign Shareholder or a Small Parcel Holder (excluding an Excluded Small Parcel Holder pursuant to clause 6.7) as Share Scheme Consideration, must be issued by US Holdco to the Sale Agent and Incannex must procure that:

(i)	the name and registered address of the Sale Agent is entered into the US Holdco Share Register on the Implementation Date in respect of the US Holdco Shares required to be issued to it under clause 5.4(b); and

(ii)	a holding statement is sent to the registered address of the Sale Agent, representing the number of US Holdco Shares issued to it.

(c)	Incannex and US Holdco must procure that the Sale Agent:

(i)	as soon as reasonably practicable and, in any event, not more than eight weeks after the Implementation Date, sells all US Holdco Shares issued to the Sale Agent pursuant to clause 6.8(b) in such manner at such price and other terms as the Sale Agent determines in good faith for the benefit of the Ineligible Foreign Shareholders and Small Parcel Holders (excluding Excluded Small Parcel Holders);

(ii)	promptly after receiving the proceeds in respect of the sale of all of the US Holdco Shares referred to in clause 6.8(c)(i), accounts to the Ineligible Foreign Shareholders and Small Parcel Holders (excluding Excluded Small Parcel Holders) for the net proceeds of sale (on an averaged basis so that all Ineligible Foreign Shareholders and Small Parcel Holders (excluding Excluded Small Parcel Holders) receive the same price per US Holdco Share, subject to rounding up to the nearest whole cent), and any income referable to those US Holdco Shares, after deduction of any applicable costs or fees, brokerage, taxes and charges, at the risk of the Ineligible Foreign Shareholders and Small Parcel Holders’ (excluding Excluded Small Parcel Holders) in full satisfaction of the Ineligible Foreign Shareholders’ and Small Parcel Holders’ rights under this Share Scheme; and

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(iii)	remits the net proceeds of sale to the Ineligible Foreign Shareholders and Small Parcel Holders (excluding Excluded Small Parcel Holders) by:

(A)	making a deposit in Australian dollars into a bank account notified by the Ineligible Foreign Shareholders or Small Parcel Holders (excluding Excluded Small Parcel Holders) to Incannex and recorded in the Incannex Share Register on the Record Date; or

(B)	dispatching, or procuring the dispatch of, a cheque for the relevant amount in Australian dollars drawn in the name of the Ineligible Foreign Shareholders and Small Parcel Holders (excluding Excluded Small Parcel Holders) (or in the case of joint holders, in accordance with clause 6.4) by ordinary pre-paid post to the address of that Ineligible Foreign Shareholder and Small Parcel Holder appearing in the Incannex Share Register on the Record Date.

(d)	In the event that the Sale Agent believes, after consultation with Incannex, that an Ineligible Foreign Shareholder or Small Parcel Holder (excluding Excluded Small Parcel Holders) is not known at its address appearing in the Incannex Share Register on the Record Date, the Sale Agent may credit the amount payable to that Ineligible Foreign Shareholder or Small Parcel Holder (as applicable) to a separate bank account of US Holdco to be held until the Ineligible Foreign Shareholder or Small Parcel Holder (as applicable) claims the amount or the interest is dealt with in accordance with unclaimed money legislation, and US Holdco must hold the amount in trust but any amount accruing from the amount will be to the benefit of US Holdco. An amount credited to the account is to be treated as having been paid to the Ineligible Foreign Shareholder or Small Parcel Holder (as applicable). US Holdco must maintain records of the amounts paid, the people who are entitled to the amounts and any transfers of the amounts.

(e)	Payment by US Holdco to an Ineligible Foreign Shareholder or Small Parcel Holder in accordance with this clause 6.8 satisfies in full the Ineligible Foreign Shareholder’s or Small Parcel Holder’s (excluding Excluded Small Parcel Holder’s) right to the Share Scheme Consideration.

(f)	None of US Holdco, Incannex or the Sale Agent gives any assurance as to the price that will be achieved for the sale of US Holdco Shares described in this clause 6.8, and the sale of US Holdco Shares under this clause 6.8 will be at the risk of the Ineligible Foreign Shareholder or Small Parcel Holder (as applicable).

(g)	Each Ineligible Foreign Shareholder and Small Parcel Holder appoints Incannex as its agent to take any necessary or appropriate actions, or to receive on its behalf any financial services guide or other notice which may be given by the Sale Agent to the Ineligible Foreign Shareholder or Small Parcel Holder, in connection with its appointment or sales.

7	Dealings in Incannex Shares

7.1	Determination of Share Scheme Participants

To establish the identity of Share Scheme Participants, dealings in Incannex Shares will only be recognised if:

(a)	in the case of dealings of the type to be effected using CHESS, the transferee is registered in the Incannex Share Register as holder of the relevant Incannex Shares on or before the Record Date; and

(b)	in all other cases, registrable transmission applications or transfers in registrable form in respect of those dealings are received on or before the Record Date at the place where the Incannex Share Register is kept.

7.2	Incannex Share Register

Incannex must register any transmission application or transfer received in accordance with clause 7.1 by the Record Date.

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7.3	Transfer requests received after Record Date

Incannex will not accept for registration or recognise for any purpose any transfer, transmission or application in respect of Incannex Shares received after the times specified in clause 7.1, or received prior to such times but not in registrable form, other than a transfer to US Holdco in accordance with this Share Scheme.

7.4	No disposals after Record Date

If this Share Scheme becomes Effective, each Share Scheme Participant, and any person claiming through that Share Scheme Participant, must not dispose of or purport or agree to dispose of any Scheme Shares or any interest in them after the Record Date.

7.5	Maintenance of Incannex Share Register

Subject to issuance of the Share Scheme Consideration and registration of the transfer to US Holdco in accordance with clause 5.2, any statements of holding in respect of Scheme Shares will cease to have effect on the Record Date as documents of title in respect of those shares. On the Record Date, each entry on the Incannex Share Register (other than entries in respect of the Excluded Shareholders or their successors in title) will cease to have effect except as evidence of entitlement to the Share Scheme Consideration.

7.6	Effect of Holding Statements

Subject to provision of the Share Scheme Consideration and registration of the transfer to US Holdco, any statements of holding in respect of Incannex Shares will cease to have effect after the Record Date as documents of title in respect of those shares. After the Record Date, each entry current on the Incannex Share Register on the Record Date will cease to have effect except as evidence of entitlement to the Share Scheme Consideration.

7.7	Details of Share Scheme Participants

As soon as practicable after the Record Date, and in any event within one Business Day of the Record Date, Incannex will ensure that details of the names, registered addresses and holdings of Incannex Shares for each Share Scheme Participant, as shown in the Incannex Share Register on the Record Date, are available to US Holdco in such form as US Holdco reasonably requires.

7.8	Removal from quotation and de-listing

(a)	Incannex will:

(i)	apply to ASX to suspend trading in Incannex Shares with effect from the close of trading on ASX on the Effective Date; and

(ii)	apply to NASDAQ to suspend trading in Incannex ADSs (by way of submission of a “corporate action” form to NASDAQ in order to transfer the listing of Incannex ADSs to a listing of US Holdco Shares) from the close of trading on NASDAQ on the Implementation Date.

(b)	With effect on and from the close of trading on the Trading Day immediately following, or shortly after, the Implementation Date, Incannex will apply:

(i)	for termination of the official quotation of Incannex Shares on ASX; and

(ii)	to have itself removed from the official list of the ASX.

8	General

8.1	Share Scheme Participant agreements and consents

Each Share Scheme Participant:

(a)	irrevocably agrees to the transfer of their Scheme Shares, together with all rights and entitlements attaching to those Scheme Shares, to US Holdco in accordance with the terms of the Share Scheme;

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(b)	irrevocably consents to Incannex and US Holdco doing all things and executing all deeds, instruments, transfers or other documents as may be necessary or desirable to give full effect to the terms of the Share Scheme and the transactions contemplated by it, without the need for any further act by that Share Scheme Participant.

8.2	Authority given to Incannex

On this Share Scheme becoming Effective, each Share Scheme Participant, without the need for any further act, is deemed to have irrevocably appointed Incannex (and all of its directors and officers (jointly and severally)) as its attorney and agent for the purposes of:

(a)	enforcing the Share Scheme Deed Poll against US Holdco;

(b)	in the case of Scheme Shares in a CHESS holding:

(i)	causing a message to be transmitted to ASX Settlement in accordance with the ASX Settlement Rules so as to transfer the Scheme Shares held by the Share Scheme Participant from the CHESS sub-register of Incannex to the issuer sponsored sub-register operated by Incannex or its share registry at any time after US Holdco has provided the Share Scheme Consideration which is due under this Share Scheme to Share Scheme Participants; and

(ii)	completing and signing on behalf of Share Scheme Participants any required form of transfer of Scheme Shares;

(c)	in the case of Scheme Shares registered in the issuer sponsored sub-register operated by Incannex or its share registry, completing and signing on behalf of Share Scheme Participants any required form of transfer; and

(d)	doing all things and executing any agreements, instruments, transfers or other documents as may be necessary or desirable to give full effect to this Share Scheme and the transactions contemplated by it, including the effecting of a valid transfer or transfers (or the execution and delivery of any Share Scheme Transfers) as contemplated by clause 5.2, and Incannex accepts such appointment. Incannex as attorney and agent of each Share Scheme Participant, may sub delegate its functions, authorities or powers under this clause 8.2 to all or any of its directors and officers (jointly, severally or jointly and severally).

8.3	Further assurances

Each Share Scheme Participant and Incannex will execute documents and do all things and acts necessary or expedient in order to implement this Share Scheme.

8.4	Scheme binding

This Share Scheme binds Incannex and all Share Scheme Participants (including those who do not attend the Share Scheme Meeting, those who do not vote at that meeting or vote against this Share Scheme) and, to the extent of any inconsistency, overrides the constitution of Incannex.

8.5	Variation, cancellation or modification of rights

The Share Scheme Participants agree to the transfer of their Scheme Shares in accordance with this Share Scheme and agree to the variation, cancellation or modification of the rights attached to their Scheme Shares constituted or resulting from this Share Scheme (if any).

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8.6	Beneficial entitlement to Scheme Shares

Immediately from the time that US Holdco has satisfied its obligations under clauses 5.4 and 6 pending registration by Incannex of US Holdco in the Incannex Share Register as the holder of the Scheme Shares:

(a)	US Holdco will be beneficially entitled to the Scheme Shares transferred to it under this Share Scheme; and

(b)	each Share Scheme Participant, without the need for any further act by that Share Scheme Participant:

(i)	irrevocably appoints US Holdco as attorney and agent (and directs US Holdco in each capacity) to appoint any director, officer, secretary or agent nominated by US Holdco as its sole proxy and, where applicable, its corporate representative to attend shareholder meetings of Incannex, exercise the votes attached to the Scheme Shares registered in the name of the Share Scheme Participant and sign any shareholders resolution of Incannex;

(ii)	undertakes not to otherwise attend or vote at any such meetings or sign any such resolutions, whether in person, by proxy or by corporate representative other than pursuant to clause 8.6(b)(i);

(iii)	must take all other actions in the capacity of a registered holder of Scheme Shares as US Holdco reasonably directs; and

(iv)	acknowledges and agrees that in exercising the powers referred to in this clause 8.6(b), any director, officer, secretary or agent nominated by US Holdco may act in the best interests of US Holdco as the intended registered holder of the Scheme Shares.

8.7	Withholding

If US Holdco considers that it must pay an amount to the Commissioner of Taxation (Commissioner) under Subdivision 14-D of Schedule 1 of the Taxation Administration Act 1953 (Cth) (TAA) in relation to the acquisition of the Scheme Shares from a Share Scheme Participant, US Holdco will:

(a)	determine the amount to be paid to the Commissioner (Withholding Amount) being 12.5% (or a lesser rate approved by the Commissioner) of the Share Scheme Consideration otherwise payable to the Share Scheme Participant or Sale Agent, as appropriate;

(b)	withhold the Withholding Amount from the Share Scheme Consideration (by issuing such lesser number of US Holdco Shares to the Share Scheme Participant or Sale Agent, as appropriate for the Withholding Amount) and remit the Withholding Amount to the Commissioner within the timeframe required under the TAA (and issued of the reduced number of US Holdco Shares shall be taken to be full payment of the Share Scheme Consideration for the purposes of this Share Scheme); and

(c)	if requested in writing by the relevant Share Scheme Participant, provide a receipt or other appropriate evidence of payment of the Withholding Amount to the Commissioner (or procure the provision of such receipt or other evidence) to the relevant Share Scheme Participant.

8.8	Notices

(a)	Where a notice, transfer, transmission application or other communication referred to in this Share Scheme is sent by post to Incannex, it will not be deemed to be received in the ordinary course of post or on a date other than the date (if any) on which it is actually received at Incannex’s registered office or at the office of Incannex’s share registry.

(b)	The accidental omission to give notice of the Share Scheme Meeting to any Incannex Shareholders, or the non-receipt of such a notice by any Incannex Shareholders, will not, unless ordered by the Court, invalidate this Share Scheme or the proceedings at the Share Scheme Meeting.

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8.9	Alterations and conditions

If the Court proposes to approve this Share Scheme subject to any conditions or alterations under section 411(6) of the Corporations Act, Incannex may, by its counsel on behalf of all persons concerned, consent to only such of those conditions or alterations to this Share Scheme to which US Holdco has consented, such consent not to be unreasonably withheld or delayed.

8.10	Enforcement of Share Scheme Deed Poll

Incannex undertakes in favour of each Share Scheme Participant that it will enforce the Share Scheme Deed Poll against US Holdco on behalf of and as agent and attorney for the Share Scheme Participants.

8.11	Duty

All duty (including stamp duty), and any related fines, penalties and interest, payable in connection with the transfer by Share Scheme Participants of the Scheme Shares to US Holdco pursuant to the Share Scheme will be payable by US Holdco.

8.12	Limitation of liability

None of Incannex or US Holdco nor any of their respective Representatives are liable for anything done or omitted to be done in the performance of this Share Scheme or the Share Scheme Deed Poll in good faith.

8.13	Governing Law

(a)	This Share Scheme is governed by and will be construed according to the laws of Victoria, Australia.

(b)	Each party irrevocably:

(i)	submits to the non exclusive jurisdiction of the courts of Victoria and of the courts competent to determine appeals from those courts, with respect to any proceedings that may be brought at any time relating to this Share Scheme; and

(ii)	waives any objection it may now or in the future have to the venue of any proceedings, and any claim it may now or in the future have that any proceedings have been brought in an inconvenient forum, if the venue of those proceedings fall within clause 8.13(b)(i).

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Schedule 2 – Share Scheme Deed Poll

DEED POLL IN FAVOUR OF SCHEME

PARTICIPANTS

Incannex Healthcare Limited – Shares

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DETAILS

Date	13 September 2023

By	US Holdco
	NAME	Incannex Healthcare Inc.
	ADDRESS	18 East 50th Street, 5th Floor, New York, NY 10022
EMAIL
	ATTENTION	Joel Latham, Chief Executive Officer

IN FAVOUR OF	Each registered holder of fully paid ordinary shares in Incannex Healthcare Limited ACN 096 635 246 of Level 23, Rialto South Tower, 525 Collins Street, Melbourne VIC 3000 (Incannex) on the Record Date (Share Scheme Participants).

BACKGROUND

A	Incannex and US Holdco have entered into a scheme implementation deed dated on or about 10 July 2023 (as amended and restated on 13 September 2023) (Scheme Implementation Deed).

B	Under the Scheme Implementation Deed, Incannex has agreed that it will propose and implement the Share Scheme in accordance with the Scheme Implementation Deed, pursuant to which US Holdco will acquire all of the Scheme Shares.

C	Under the Scheme Implementation Deed, US Holdco has agreed to take all steps reasonably necessary to assist Incannex in proposing and implementing the Share Scheme in accordance with the Scheme Implementation Deed, the Share Scheme and this deed poll (being the Share Scheme Deed Poll).

D	US Holdco is entering into this Share Scheme Deed Poll for the purposes of:

i)	covenanting in favour of the Share Scheme Participants to perform certain of its obligations under the Scheme Implementation Deed;

ii)	covenanting in favour of the Share Scheme Participants to perform the steps attributed to it under the Share Scheme; and

iii)	ensuring that the Share Scheme Consideration is provided to the Share Scheme Participants.

E	The effect of the Share Scheme will be that the Scheme Shares, together with all rights and entitlements attaching to them, will be transferred to US Holdco in exchange for the Share Scheme Consideration.

AGREED TERMS

1	Definitions and interpretation

1.1	Definitions

In this deed:

Share Scheme means the scheme of arrangement pursuant to Part 5.1 of the Corporations Act proposed between Incannex and Incannex Shareholders together with any alterations or conditions made or required by the Court under section 411(6) of the Corporations Act and approved in writing by Incannex and US Holdco.

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1.2	Terms defined in Scheme Implementation Deed

Words and phrases defined in the Scheme Implementation Deed have the same meanings in this Share Scheme Deed Poll unless the context requires otherwise.

1.3	Interpretation

(a)	Clause 1.2 of the Share Scheme applies to the interpretation of this Share Scheme Deed Poll, except that references to “this Share Scheme” in that clause are to be read as references to “this Share Scheme Deed Poll”.

(b)	Clause headings in this Share Scheme Deed Poll do not affect the interpretation of this Share Scheme Deed Poll.

1.4	Time for performance

(a)	If the day on or by which a payment or an act is to be done under this Share Scheme Deed Poll is not a Business Day, that act must be done on the next Business Day.

(b)	In this Share Scheme Deed Poll, if a period occurs from, after or before a day or the day of an act or event, it excludes that day.

(c)	In this Share Scheme Deed Poll, a reference to a day is to be interpreted as the period of time commencing at midnight and ending 24 hours later.

(d)	In this Share Scheme Deed Poll a reference to time is a reference to Melbourne, Australia time.

2	Nature of this Share Scheme Deed Poll

US Holdco acknowledges that:

(a)	this Share Scheme Deed Poll may be relied on and enforced by any Share Scheme Participant in accordance with its terms, even though the Share Scheme Participants are not party to it; and

(b)	under the Share Scheme, each Share Scheme Participant irrevocably appoints Incannex and each of its directors, officers and secretaries (jointly and each of them severally) as its agent and attorney to enforce this Share Scheme Deed Poll against US Holdco.

3	Condition

3.1	Condition

The obligations of US Holdco under this Share Scheme Deed Poll are subject to the Share Scheme becoming Effective.

3.2	Termination

The obligations of US Holdco under this Share Scheme Deed Poll to Share Scheme Participants will automatically terminate and the terms of this Share Scheme Deed Poll will be of no further force or effect, if and only if the Scheme Implementation Deed is terminated in accordance with its terms or the Share Scheme does not become Effective on or before the End Date, unless US Holdco and Incannex otherwise agree in writing.

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3.3	Consequences of termination

If this Share Scheme Deed Poll is terminated under clause 3.2, then in addition and without prejudice to any other rights, powers or remedies available to it:

(a)	US Holdco is released from its obligations to further perform this Share Scheme Deed Poll except for any obligations which by their nature survive termination; and

(b)	each Share Scheme Participant retains the powers and remedies they have against US Holdco in respect of any breach of this Share Scheme Deed Poll which occurs before it is terminated.

4	Share Scheme obligations

Subject to clause 3, US Holdco undertakes in favour of each Share Scheme Participant to:

(a)	issue and provide to the Share Scheme Participant (or to the Sale Agent on behalf of the Share Scheme Participant in accordance with the Share Scheme) the Share Scheme Consideration for each Scheme Share held by each Share Scheme Participant; and

(b)	undertake all other actions attributed to it under the Share Scheme and do all acts and things necessary or desirable on its part to give full effect to the Share Scheme,

all in accordance with the terms of the Share Scheme and the Scheme Implementation Deed.

5	Warranties

US Holdco represents and warrants to each Share Scheme Participant that:

(a)	it is a corporation validly existing under the laws of its place of incorporation;

(b)	it has the corporate power to enter into and perform its obligations under this Share Scheme Deed Poll and to carry out the transactions contemplated by this Share Scheme Deed Poll;

(c)	it has taken all necessary corporate action to authorise its entry into this Share Scheme Deed Poll and has taken or will take all necessary corporate action to authorise the performance of this Share Scheme Deed Poll and to carry out the transactions contemplated by this Share Scheme Deed Poll;

(d)	this Share Scheme Deed Poll has been duly and validly executed and delivered by it and is valid and binding upon it; and

(e)	the execution and performance by it of this Share Scheme Deed Poll and each transaction contemplated by this Share Scheme Deed Poll did not and will not violate in any respect a provision of:

(i)	a law, judgement, ruling, order or decree being on it; or

(ii)	its constitution or other constituent documents.

6	Continuing obligations

This Share Scheme Deed Poll is irrevocable and, subject to clause 3, remains in full force and effect until the earlier of:

(a)	US Holdco having fully performed its obligations under this Share Scheme Deed Poll; or

(b)	termination of this Share Scheme Deed Poll under clause 3.2.

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7	Miscellaneous

7.1	Assignment

(a)	The rights and obligations of US Holdco and each Share Scheme Participant under this Share Scheme Deed Poll are personal. They cannot be assigned, charged or otherwise dealt with without the prior written consent of US Holdco and Incannex.

(b)	Any purported dealing in contravention of clause 7.1(a) is invalid.

7.2	Cumulative rights

The rights, powers and remedies of US Holdco and the Share Scheme Participant under this Share Scheme Deed Poll are cumulative with the rights, powers or remedies provided by law independently of this Share Scheme Deed Poll.

7.3	Further assurances

US Holdco will, at its own expense, do all things reasonably required of it by law to give full effect to this Share Scheme Deed Poll and the transactions contemplated by it.

7.4	Governing law

(a)	This Share Scheme Deed Poll is governed by and will be construed according to the laws of Victoria, Australia.

(b)	US Holdco irrevocably:

(i)	submits to the non-exclusive jurisdiction of the courts of Victoria and of the courts competent to determine appeals from those courts, with respect to any proceedings that may be brought at any time relating to this Share Scheme Deed Poll; and

(ii)	waives any objection it may now or in the future have to the venue of any proceedings, and any claim it may now or in the future have that any proceedings have been brought in an inconvenient forum, if the venue of those proceedings fall within clause 7.4(b)(i).

7.5	Notices

Any notice or other communication to US Holdco under or in connection with this Share Scheme Deed Poll must be in writing and:

(a)	sent to US Holdco at:

Address	18 East 50th Street, 5th Floor, New York, NY 10022

E-mail

Attention	Joel Latham, Chief Executive Officer

(or at any such other address or email address notified for this purpose by US Holdco to Incannex from time to time);

(b)	must be signed by the party making the communication or by a person duly authorised by that party or, in the case of email, set out the full name and position or title of the duly authorised sender;

(c)	must be delivered or posted by prepaid post to the address or emailed to the email address of the addressee in accordance with clause 7.5(a); and

(d)	will be deemed to have been given:

(i)	if delivered, on the date of delivery; or

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(i)	if sent by post, on the third day after it was put into the post (for post within the same country) or on the fifth day after it was put into the post (for post sent from one country to another); or

(ii)	if sent by email, on the earlier of the sender receiving an automated message confirming delivery or, provided no automated message is received stating that the email has not been delivered, three hours after the time the email was sent by the sender, such time to be determined by reference to the device from which the email was sent, but if the notice or other communication would otherwise be taken to be received after 5:00pm or on a Saturday, Sunday or public holiday in the place of receipt then the notice or communication is taken to be received at 9:00am on the next day that is not a Saturday, Sunday or public holiday in the place of receipt.

7.6	Costs

(a)	US Holdco must bear its own costs arising out of the negotiation, preparation and execution of this Share Scheme Deed Poll.

(b)	US Holdco:

(i)	must pay all duty (including stamp duty) and any related fines, penalties and interest in respect of the Share Scheme and this Share Scheme Deed Poll (including without limitation the acquisition or transfer of Scheme Shares pursuant to the Share Scheme), the performance of this Share Scheme Deed Poll and each transaction effected by or made under or pursuant to the Share Scheme and this Share Scheme Deed Poll; and

(ii)	indemnifies each Share Scheme Participant against any liability arising from failure to comply with clause 7.6(b)(i).

7.7	Variation

(a)	A provision of this Share Scheme Deed Poll may not be varied, altered or otherwise amended unless:

(i)	before the Second Court Date, the variation, alteration or amendment is agreed to in writing by Incannex (which such agreement may be given or withheld without reference to or approval by any Incannex Shareholder); or

(ii)	on or after the Second Court Date, the variation, alteration or amendment is agreed to in writing by Incannex and is approved by the Court (which such agreement may be given or withheld without reference to or approval by any Incannex Shareholder), in which event US Holdco will enter into a further deed poll in favour of each Share Scheme Participant giving effect to the variation, alteration or amendment.

7.8	Waiver

(a)	A provision of or right under this Share Scheme Deed Poll may not be waived except in writing signed by the person granting the waiver.

(b)	A failure or delay in exercise, or partial exercise, of:

(i)	a right arising from a breach of this Share Scheme Deed Poll; or

(ii)	a right, power, authority, discretion or remedy created or arising upon default under this Share Scheme Deed Poll,

does not result in a waiver of that right, power, authority, discretion or remedy.

(c)	US Holdco is not entitled to rely on a delay in the exercise or non-exercise of a right, power, authority, discretion or remedy arising from a breach of this Share Scheme Deed Poll or on a default under this Share Scheme Deed Poll as constituting a waiver of that right, power, authority, discretion or remedy.

(d)	US Holdco may not rely on any conduct of another person as a defence to the exercise of a right, power, authority, discretion or remedy by that other person.

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Executed as a deed poll

Executed by an authorised signatory of
Incannex Healthcare Inc.

/s/ Joel Latham

Signature of authorised person

JOEL LATHAM

Name of authorised person
BLOCK LETTERS

CHIEF EXECUTIVE OFFICER
Title of authorised person

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Schedule 3 – Option Scheme of Arrangement

SCHEME OF ARRANGEMENT MADE
UNDER SECTION 411 OF THE
CORPORATIONS ACT 2001 (CTH)

Incannex Healthcare Limited – Options

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DETAILS

Parties	Incannex Healthcare Limited ACN 096 635 246 of Level 23, Rialto South Tower, 525 Collins Street, Melbourne VIC 3000 (Incannex)

AND

The registered holders of options issued by Incannex to acquire fully paid ordinary shares in the capital of Incannex as at 7:00pm on the Record Date (Option Scheme Participants)

1	Defined terms & interpretation

1.1	Defined terms

In this Option Scheme, except where the context otherwise requires:

ADS means an American Depositary Share.

ASIC means the Australian Securities and Investments Commission.

ASX means ASX Limited (ABN 98 008 624 691) or the Australian Securities Exchange, as the context requires.

Business Day means a business day as defined in the Listing Rules and, to the extent any action must be taken in relation to NASDAQ, a day on which NASDAQ is operating but excludes a day that is a Saturday, Sunday, bank holiday or public holiday in Melbourne, Victoria or New York, United States of America.

Conditions Precedent means the conditions precedent to this Option Scheme set out in clause

3.2 of the Scheme Implementation Deed.

Corporations Act means the Corporations Act 2001 (Cth).

Court means a court of competent jurisdiction under the Corporations Act.

Effective means:

(a)	when used in relation to the Option Scheme, the order of the Court made under section 411(4)(b) of the Corporations Act in relation to the Option Scheme taking effect pursuant to section 411(10) of the Corporations Act, but in any event at no time before an office copy of the order of the Court is lodged with ASIC; and

(b)	when used in relation to the Share Scheme, the order of the Court made under section 411(4)(b) of the Corporations Act in relation to the Share Scheme taking effect pursuant to section 411(10) of the Corporations Act, but in any event at no time before an office copy of the order of the Court is lodged with ASIC.

Effective Date means the date on which the Option Scheme becomes Effective.

Eligible Jurisdictions means Australia, Canada, Germany, Hong Kong, Indonesia, Italy, Japan, Netherlands, New Zealand, Philippines, Singapore, United Kingdom and the United States and such other jurisdictions as agreed in writing between Incannex and Incannex US from time to time.

Encumbrance means any encumbrance, mortgage, pledge, charge, lien, assignment, hypothecation, security interest, title retention, preferential right or trust arrangement and any other security arrangement of any kind given or created and including any possessory lien in the ordinary course of business whether arising by law or contract.

End Date means 29 February 2024, or such later date as agreed to in writing between Incannex and US Holdco from time to time.

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Implementation Date means the fifth Business Day after the Record Date, or such other date agreed to in writing by Incannex and US Holdco.

Incannex Option means an option issued by Incannex to acquire an Incannex Share.

Incannex Option Register means the register of Incannex optionholders maintained by or on behalf of Incannex in accordance with the Corporations Act.

Incannex Optionholder means a person who is registered in the Incannex Option Register as the holder of one or more Incannex Options from time to time.

Incannex Share means a fully paid ordinary share issued in the capital of Incannex.

Incannex Share Register means the register of Incannex shareholders maintained by or on behalf of Incannex in accordance with the Corporations Act.

Incannex Shareholder means a person who is registered in the Incannex Share Register as the holder of one or more Incannex Shares, from time to time.

Ineligible Foreign Optionholder means any Option Scheme Participant whose address shown on the Incannex Option Register is a place outside the Eligible Jurisdictions, unless, no less than three Business Days prior to the Option Scheme Meeting, Incannex and US HoldCo agree in writing that it is lawful and not unduly onerous or unduly impracticable to issue that Incannex Optionholder with the US HoldCo Options when the Option Scheme becomes Effective.

Listing Rules means the official listing rules of the ASX.

NASDAQ means the NASDAQ Stock Market LLC.

Option Scheme means the scheme of arrangement pursuant to Part 5.1 of the Corporations Act proposed between Incannex and Incannex Optionholders, as set out in this document, together with any alterations or conditions made or required by the Court under section 411(6) of the Corporations Act and approved in writing by US Holdco and Incannex.

Option Scheme Consideration means the consideration to be provided by US Holdco to each Option Scheme Participant for the cancellation of each Scheme Option under the Option Scheme in accordance with clause 6.3 of this Option Scheme.

Option Scheme Deed Poll means the deed poll executed by US Holdco, substantially in the form of Schedule 4 to the Scheme Implementation Deed.

Option Scheme Meeting means the meeting of Incannex Optionholders convened by the Court in relation to the Option Scheme pursuant to section 411(1) of the Corporations Act and includes any adjournment of that meeting.

Option Scheme Order means the orders of the Court made under section 411(4)(b) of the Corporations Act (and, if applicable and subject to clause 8.6, section 411(6) of the Corporations Act) in relation to this Option Scheme.

Option Scheme Participant means each person who is an Incannex Optionholder on the Record Date.

Record Date means 7:00pm on the second Business Day following the Effective Date, or such other date (after the Effective Date) as Incannex and US Holdco may agree in writing.

Representative means:

(a)	in relation to Incannex, any director, officer or employee of any member of Incannex and any financier, financial adviser, accounting adviser, auditor, legal adviser or technical or other expert adviser or consultant to Incannex in relation to the Schemes; and

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(b)	in relation to US Holdco, any director, officer or employee of any member of US Holdco and any financier, financial adviser, accounting adviser, auditor, legal adviser or technical or other expert adviser or consultant to US Holdco in relation to the Schemes.

Scheme Implementation Deed means the scheme implementation deed dated on or about 10 July 2023 between Incannex and US Holdco, as amended or varied from time to time.

Scheme Option means all of the Incannex Options on issue on the Record Date.

Schemes means the Share Scheme and this Option Scheme.

Second Court Date means the first day on which the application made to the Court for an order pursuant to section 411(4)(b) of the Corporations Act approving the Share Scheme and Option Scheme is heard or, if the application is adjourned for any reason, the first day on which the adjourned application is heard.

Share Scheme has the meaning given to that term in the Scheme Implementation Deed.

Share Scheme Order means the orders of the Court made under section 411(4)(b) of the Corporations Act (and, if applicable and subject to terms of the Share Scheme, section 411(6) of the Corporations Act) in relation to the Share Scheme.

US Holdco means Incannex Healthcare Inc., a corporation incorporated in the State of Delaware, United States of America and whose principal business address is 18 East 50th Street, 5th Floor, New York, NY 10022.

US Holdco Option means an option issued by US Holdco to acquire a US Holdco Share.

US Holdco Option Register means the register of US Holdco optionholders maintained by or on behalf US Holdco and maintained in accordance with the Delaware General Corporation Law.

US Holdco Optionholder means a person who is registered in US Holdco Option Register as the holder of one or more US Holdco Options, from time to time.

US Holdco Share means a share of common stock of US Holdco.

1.2	Interpretation

In this Option Scheme:

(a)	the singular includes the plural and vice versa, and a gender includes other genders;

(b)	another grammatical form of a defined word or expression has a corresponding meaning;

(c)	a reference to a clause, paragraph, or schedule is to a clause or paragraph of, or schedule to, this agreement, and a reference to this document includes any schedule;

(d)	a reference to a document or instrument includes the document or instrument as novated, altered, supplemented or replaced from time to time;

(e)	a reference to A$, dollar, Australian dollar or $ is to Australian currency;

(f)	a reference to US$ or USD is to the lawful currency of the United States;

(g)	a reference to time is to time in Melbourne, Victoria time, unless otherwise noted;

(h)	a reference to a party is to a party to this agreement, and a reference to a party to a document includes the party’s executors, administrators, successors and permitted assigns and substitutes;

(i)	a reference to a person includes a natural person, partnership, body corporate, association, governmental or local authority or agency or other entity;

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(j)	a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(k)	a word or expression defined in the Corporations Act and not otherwise defined in this agreement has the meaning given to it in the Corporations Act;

(l)	the meaning of general words is not limited by specific examples introduced by including, for example or similar expressions;

(m)	any agreement, representation, warranty or indemnity in favour of two or more parties (including where two or more persons are included in the same defined term) is for the benefit of them jointly and severally;

(n)	a rule of construction does not apply to the disadvantage of a party because the party was responsible for the preparation of this document or any part of it; and

(o)	if a day on or by which an obligation must be performed or an event must occur is not a Business Day, the obligation must be performed or the event must occur on or by the next Business Day.

2	Preliminary

2.1	Incannex

(a)	Incannex is a public company limited by shares incorporated in Australia and registered in Western Australia.

(b)	Incannex is admitted to the official list of ASX and its shares, being the Incannex Shares, are officially quoted on the securities market conducted by ASX. Incannex is also admitted to NASDAQ and Incannex ADSs are quoted on NASDAQ.

(c)	The Incannex Options are not quoted on ASX.

(d)	Incannex’s registered office is at Level 23, Rialto South Tower, 525 Collins Street, Melbourne 3000 Victoria Australia.

2.2	US Holdco

US Holdco is a company incorporated under the laws of Delaware in the United States of America. US Holdco’s principal business office is at 18 East 50th Street, 5th Floor, New York, NY 10022.

2.3	Agreement to implement this Option Scheme

Incannex and US Holdco have agreed, by executing the Scheme Implementation Deed, to implement the terms of this Option Scheme and the steps contemplated to follow the implementation of this Option Scheme, to the extent those steps are required to be done by each of them.

2.4	Option Scheme Deed Poll

(a)	This Option Scheme attributes actions to US Holdco but does not itself impose an obligation on US Holdco to perform those actions. US Holdco has undertaken in favour of each Option Scheme Participant, by executing the Option Scheme Deed Poll, that it will fulfil its obligations under the Scheme Implementation Deed and do all acts and things necessary or desirable on its part to give full effect to this Option Scheme, including to issue to each Option Scheme Participant (other than Ineligible Foreign Optionholders) the Option Scheme Consideration for each Scheme Option held by the Option Scheme Participant.

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(b)	Incannex undertakes in favour of each Option Scheme Participant to enforce the Option Scheme Deed Poll against US Holdco on behalf of and as agent and attorney for the Option Scheme Participants.

2.5	Summary of Option Scheme

If this Option Scheme becomes Effective:

(a)	all of the Scheme Options held by Option Scheme Participants on the Record Date will be cancelled;

(b)	in consideration for the cancellation of the Scheme Options, each Option Scheme Participant that is not an Ineligible Foreign Optionholder will receive the Option Scheme Consideration in accordance with the terms of the Scheme Implementation Deed, this Option Scheme and the Option Scheme Deed Poll;

(c)	the Scheme Options held by Option Scheme Participants that are Ineligible Foreign Optionholders will be cancelled for nil consideration;

(d)	it will bind Incannex and all Option Scheme Participants, including those who do not attend the Option Scheme Meeting, those who do not vote at the Option Scheme Meeting and those who vote against this Option Scheme at the Option Scheme Meeting; and

(e)	it will override the constitution of Incannex, to the extent of any inconsistency.

3	Conditions precedent

3.1	Conditions precedent

This Option Scheme is conditional upon, and will have no force or effect until, the satisfaction of each of the following conditions:

(a)	all of the Conditions Precedent being satisfied or waived (other than the conditions in clauses 3.2(c) (Court Approval of Option Scheme), 3.2(f) (Option Scheme Orders lodged with ASIC) of the Scheme Implementation Deed) in accordance with the Scheme Implementation Deed by the times set out in the Scheme Implementation Deed;

(b)	as at 8:00 am on the Second Court Date, the Scheme Implementation Deed not having been terminated in accordance with its terms;

(c)	as at 8:00 am on the Second Court Date, the Option Scheme Deed Poll not having been terminated in accordance with its terms;

(d)	approval of the Share Scheme by the Court pursuant to section 411(4)(b) of the Corporations Act, with respect to all securities to be offered, issued or sold by US Holdco under the Share Scheme;

(e)	approval of the Option Scheme by the Court pursuant to section 411(4)(b) of the Corporations Act, with respect to all securities to be offered, issued or sold by US Holdco under the Option Scheme;

(f)	such other conditions made or required by the Court under section 411(6) of the Corporations Act in relation to this Option Scheme and agreed to by Incannex and US Holdco as having been satisfied or waived;

(g)	lodgement with ASIC of an office copy of the order of the Court approving the Option Scheme pursuant to section 411(10) of the Corporations Act;

(h)	the Option Scheme Order comes into effect, pursuant to section 411(10) of the Corporations Act; and

(i)	the Share Scheme Order comes into effect, pursuant to section 411(10) of the Corporations Act.

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3.2	Effect of Conditions Precedent

The satisfaction of each condition in clauses 3.1(a) to 3.1(i) (inclusive) of this Option Scheme (Condition) is a condition precedent to the operation of this Option Scheme.

3.3	Certificate

(a)	Incannex and US Holdco will provide to the Court on the Second Court Date a certificate signed by US Holdco and Incannex (or such other evidence as the Court requests):

(i)	stating whether or not the Conditions Precedent have been satisfied or waived (other than the Conditions Precedent in clauses 3.2(c), 3.2(e) and 3.2(f) of the Scheme Implementation Deed) as at 8:00am on the Second Court Date; and

(ii)	confirming (in respect of matters within their knowledge) whether or not the conditions precedent in clauses 3.1(b) and 3.1(c) of this Option Scheme have been satisfied or waived as at 8:00am on the Second Court Date.

(b)	The certificate referred to in clause 3.3(a) will constitute conclusive evidence of whether such Conditions Precedent have been satisfied or waived as at 8:00am on the Second Court Date.

4	The Option Scheme

4.1	Effective Date

Subject to clause 4.2, this Option Scheme will come into effect pursuant to section 411(10) of the Corporations Act on and from the Effective Date.

4.2	End Date

Without limiting any rights under the Scheme Implementation Deed, this Option Scheme will lapse and be of no further force or effect (and US Holdco is released from any obligations and any liability in connection with this Option Scheme and the Option Scheme Deed Poll) if:

(a)	the Effective Date has not occurred on or before the End Date; or

(b)	the Scheme Implementation Deed or the Option Scheme Deed Poll is terminated in accordance with its terms,

unless Incannex or US Holdco otherwise agree in writing (and, if required, as approved by the Court).

5	Implementation of the Option Scheme

5.1	Lodgement of Option Scheme Order with ASIC

Incannex will lodge with ASIC in accordance with section 411(10) of the Corporations Act an office copy of the Option Scheme Order as soon as practicable, and in any event by no later than 5:00pm on the first Business Day after the date on which the Court makes that Option Scheme Order (or on such other Business Day as Incannex and US Holdco agree).

5.2	Cancellation of Scheme Options

Subject to the Option Scheme becoming Effective and the issue of Option Scheme Consideration in accordance with clause 6, on the Implementation Date immediately following the issue of Option Scheme Consideration to Option Scheme Participants that are not Ineligible Foreign Optionholders:

(a)	the Scheme Options, together with all rights and entitlements attaching to them as at the Implementation Date, will be cancelled without the need for any further act by any Incannex Optionholder; and

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(b)	Incannex must update the Incannex Option Register to reflect the cancellation.

5.3	Entitlement to Option Scheme Consideration

Subject to this Option Scheme becoming Effective, in consideration of the cancellation of the Scheme Options, and subject to the other terms and conditions of this Option Scheme, on the Implementation Date each Option Scheme Participant (other than Ineligible Foreign Optionholders) will be issued the Option Scheme Consideration in respect of the Scheme Options held by them on the Record Date in accordance with clause 6 of this Option Scheme.

6	Option Scheme Consideration

6.1	Option Scheme Consideration

On the Implementation Date, Incannex must procure US Holdco to issue the Option Scheme Consideration to the Option Scheme Participants in accordance with clause 6.3 of this Option Scheme.

6.2	Rounding entitlements

Where the calculation of the number of US Holdco Options to be issued to a particular Option Scheme Participant would result in the issue of a fraction of a US Holdco Option, then any such fractional entitlement will be rounded up to the nearest whole number of US Holdco Options.

6.3	Issue of Option Scheme Consideration

(a)	Not later than one Business Day after the Record Date, Incannex will give to US Holdco a notice specifying the persons to whom US Holdco Options are to be issued pursuant to clause 5.3 and the number of US Holdco Options to which they are entitled.

(b)	On the Implementation Date, in consideration for the Option Scheme Participants agreeing to cancel their respective Scheme Options under the terms of this Option Scheme, Incannex will procure the issue of one US Holdco Option to each Option Scheme Participant for every 100 Scheme Options held by that Option Scheme Participant on the Record Date (Option Scheme Consideration).

6.4	Joint holders

In the case of Scheme Options held in joint names:

(a)	US Holdco Options to be issued under this Option Scheme will be issued to and registered in the names of the joint holders; and

(b)	any other document required to be sent under this Option Scheme will be forwarded to the registered address recorded in the Incannex Option Register.

6.5	Ineligible Foreign Optionholders

US Holdco has no obligation under this Option Scheme to issue any Option Scheme Consideration to Ineligible Foreign Optionholders, and will not issue any Option Scheme Consideration (in the form of US Holdco Options) in the name of any Ineligible Foreign Optionholder and, instead, any Scheme Options held by Ineligible Foreign Optionholders on the Record Date will be cancelled for nil consideration.

6.6	Terms of US Holdco Options

Each US Holdco Option issued as Option Scheme Consideration in accordance with the Option Scheme and the Option Scheme Deed Poll will:

(a)	have an exercise price per US Holdco Share equal to 100 times the exercise price per Incannex Share of the relevant Scheme Option it replaces, converted from Australian dollars to US dollars at the prevailing currency exchange rate on the Implementation Date, as reasonably determined by Incannex;

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(b)	have an exercise period equal to the unexpired exercise period of the relevant Scheme Option it replaces;

(c)	have the same terms as to vesting as the relevant Scheme Option it replaces; and

(d)	otherwise be on the same terms as the Scheme Option it replaces, with necessary changes due to US Holdco being the issuer in place of Incannex.

6.7	Option Scheme Participants’ agreement

If the Option Scheme becomes Effective:

(a)	each Option Scheme Participant that is not an Ineligible Foreign Optionholder will be deemed to have agreed:

(i)	to become a US Holdco Optionholder and to have accepted the US Holdco Options issued to that Option Scheme Participant under this Option Scheme;

(ii)	to the cancellation of their Scheme Options in consideration for receiving that Option Scheme Participant receiving the Option Scheme Consideration, in accordance with the terms of this Option Scheme;

(iii)	to have their name and address entered into the US Holdco Option Register; and

(iv)	to be bound by the certificate of incorporation and bylaws of US Holdco as in force from time to time in respect of US Holdco Options; and

(b)	each Option Scheme Participant that is an Ineligible Foreign Optionholder will be deemed to have agreed to the cancellation of their Scheme Options for nil consideration in accordance with the terms of this Option Scheme.

6.8	Warranty by Option Scheme Participants

Each Option Scheme Participant warrants to US Holdco and is deemed to have authorised Incannex to warrant to US Holdco as agent and attorney for the Option Scheme Participant by virtue of this clause 6.8, that:

(a)	all their Scheme Options (including any rights and entitlements attaching to those options) cancelled under the Option Scheme will, as at the date of the cancellation, be free from all Encumbrances; and

(b)	they have full power and capacity to deal with their Scheme Options (including any rights and entitlements attaching to those Scheme Options).

7	Dealings in Incannex Options

7.1	Determination of Option Scheme Participants

Each Option Scheme Participant will be entitled to participate in the Option Scheme.

7.2	Exercise of Incannex Options

(a)	Incannex must issue, and register the relevant Incannex Optionholder as the holder of, Incannex Shares resulting from the valid exercise of an Incannex Option which is received on or before 5.00pm on the Business Day immediately prior to the Record Date.

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(b)	Incannex will not accept for registration or recognise for any purpose any exercise of an Incannex Option receive after 5.00pm on the Business Day immediately prior to the Record Date and, after such time, the Incannex Options will not be capable of exercise notwithstanding the terms on which the Incannex Options were granted.

7.3	No disposals after Record Date

If this Option Scheme becomes Effective, each Option Scheme Participant, and any person claiming through that Option Scheme Participant, must not dispose of or purport or agree to dispose of any Scheme Options or any interest in them after the Record Date.

7.4	Maintenance of Incannex Option Register

For the purpose of determining entitlements to the Option Scheme Consideration, Incannex will, until the Option Scheme Consideration has been paid to Option Scheme Participants, maintain the Incannex Option Register in accordance with this clause 7. The Incannex Option Register in this form will solely determine the entitlements to the Option Scheme Consideration.

7.5	Effect of Incannex Option Register

Each entry on the Incannex Option Register as at the Record Date will cease to have any effect other than as evidence of an entitlement of Option Scheme Participants to the Option Scheme Consideration.

8	General

8.1	Option Scheme Participant agreements and consents

Each Option Scheme Participant:

(a)	irrevocably agrees to the cancellation of its Scheme Options together with all rights and entitlements attaching to those Scheme Options in accordance with the terms of this Option Scheme;

(b)	irrevocably agrees to the variation, cancellation or modification (if any) of the rights attached to its Scheme Options constituted by or resulting from this Option Scheme.

(c)	irrevocably consents to Incannex and US Holdco doing all things and executing all deeds, instruments, transfers or other documents as may be necessary or desirable to give full effect to the terms of the Option Scheme and the transactions contemplated by it, without the need for any further act by that Option Scheme Participant.

8.2	Authority given to Incannex

On this Option Scheme becoming Effective, each Option Scheme Participant, without the need for any further act, is deemed to have irrevocably appointed Incannex (and all of its directors and officers (jointly and severally)) as its attorney and agent for the purposes of:

(a)	enforcing the Option Scheme Deed Poll against US Holdco; and

(b)	executing any document or doing any other act necessary or desirable to give full effect to this Option Scheme and the transactions contemplated by it,

and Incannex accepts such appointment. Incannex as attorney and agent of each Option Scheme Participant, may sub delegate its functions, authorities or powers under this clause 8.2 to all or any of its directors and officers (jointly, severally or jointly and severally).

8.3	Further assurances

Each Option Scheme Participant and Incannex will execute documents and do all things and acts necessary or expedient in order to implement this Option Scheme.

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8.4	Scheme binding

This Option Scheme binds Incannex and all Option Scheme Participants (including those who do not attend the Option Scheme Meeting, those who do not vote at that meeting or vote against this Option Scheme) and, to the extent of any inconsistency, overrides the constitution of Incannex.

8.5	Notices

(a)	Where a notice, transfer, transmission application or other communication referred to in this Option Scheme is sent by post to Incannex, it will not be deemed to be received in the ordinary course of post or on a date other than the date (if any) on which it is actually received at Incannex’s registered office or at the office of the Incannex share registry.

(b)	The accidental omission to give notice of the Option Scheme Meeting to any Incannex Optionholder, or the non-receipt of such a notice by any Incannex Optionholder, will not, unless ordered by the Court, invalidate this Option Scheme or the proceedings at the Option Scheme Meeting.

8.6	Alterations and conditions

If the Court proposes to approve this Option Scheme subject to any conditions or alterations under section 411(6) of the Corporations Act, Incannex may, by its counsel on behalf of all persons concerned, consent to only such of those conditions or alterations to this Option Scheme to which US Holdco has consented, such consent not to be unreasonably withheld or delayed.

8.7	Enforcement of Option Scheme Deed Poll

Incannex undertakes in favour of each Option Scheme Participant that it will enforce the Option Scheme Deed Poll against US Holdco on behalf of and as agent and attorney for the Option Scheme Participants.

8.8	Duty

All duty (including stamp duty), and any related fines, penalties and interest, payable in connection with the cancellation of the Scheme Options by the Option Scheme Participants pursuant to the Option Scheme will be payable by US Holdco.

8.9	Limitation of liability

None of Incannex or US Holdco nor any of their respective Representatives are liable for anything done or omitted to be done in the performance of this Option Scheme or the Option Scheme Deed Poll in good faith.

8.10	Governing Law

(a)	This Option Scheme is governed by and will be construed according to the laws of Victoria.

(b)	Each party irrevocably:

(i)	submits to the non exclusive jurisdiction of the courts of Victoria and of the courts competent to determine appeals from those courts, with respect to any proceedings that may be brought at any time relating to this Scheme; and

(i)	waives any objection it may now or in the future have to the venue of any proceedings, and any claim it may now or in the future have that any proceedings have been brought in an inconvenient forum, if the venue of those proceedings fall within clause 8.10(b)(i).

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Schedule 4 – Option Scheme Deed Poll

DEED POLL IN FAVOUR OF OPTION SCHEME PARTICIPANTS

Incannex Healthcare Limited – Options

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DETAILS

Date	13 September 2023

By	US Holdco
	NAME	Incannex Healthcare Inc.
	ADDRESS	18 East 50th Street, 5th Floor, New York, NY 10022
EMAIL
	ATTENTION	Joel Latham, Chief Executive Officer

IN FAVOUR OF	Each registered holder of options to acquire fully paid ordinary shares in Incannex Healthcare Limited ACN 096 635 246 of Level 23, Rialto South Tower, 525 Collins Street, Melbourne VIC 3000 (Incannex) on the Record Date (Option Scheme Participants).

BACKGROUND

A	Incannex and US Holdco have entered into a scheme implementation deed dated on or about 10 July 2023 (as amended and restated on 13 September 2023) (Scheme Implementation Deed).

B	Under the Scheme Implementation Deed, Incannex has agreed that it will propose and implement the Option Scheme in accordance with the Scheme Implementation Deed, pursuant to which US Holdco will acquire all of the Scheme Options.

C	Under the Scheme Implementation Deed, US Holdco has agreed to take all steps reasonably necessary to assist Incannex in proposing and implementing the Option Scheme in accordance with the Scheme Implementation Deed, the Option Scheme and this deed poll (being the Option Scheme Deed Poll).

D	US Holdco is entering into this Option Scheme Deed Poll for the purposes of:

i)	covenanting in favour of the Option Scheme Participants to perform certain of its obligations under the Scheme Implementation Deed;

ii)	covenanting in favour of the Option Scheme Participants to perform the steps attributed to it under the Option Scheme; and

iii)	ensuring that the Option Scheme Consideration is provided to the Option Scheme Participants (other than Ineligible Foreign Optionholders).

E	The effect of the Option Scheme will be that the Scheme Options, together with all rights and entitlements attaching to them, will be cancelled in exchange for the Option Scheme Consideration or, in relation to Option Scheme Participants that are Ineligible Foreign Optionholders, for nil consideration.

AGREED TERMS

1	Definitions and interpretation

1.1	Definitions

In this deed poll:

Option Scheme means the scheme of arrangement pursuant to Part 5.1 of the Corporations Act proposed between Incannex and Incannex Optionholders together with any alterations or conditions made or required by the Court under section 411(6) of the Corporations Act and approved in writing by Incannex and US Holdco.

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1.2	Terms defined in Scheme Implementation Deed

Words and phrases defined in the Scheme Implementation Deed have the same meanings in this Option Scheme Deed Poll unless the context requires otherwise.

1.3	Interpretation

(a)	Clause 1.2 of the Option Scheme applies to the interpretation of this Option Scheme Deed Poll, except that references to “this Option Scheme” in that clause are to be read as references to “this Option Scheme Deed Poll”.

(b)	Clause headings in this Option Scheme Deed Poll do not affect the interpretation of this Option Scheme Deed Poll.

1.4	Time for performance

(a)	If the day on or by which a payment or an act is to be done under this Option Scheme Deed Poll is not a Business Day, that act must be done on the next Business Day.

(b)	In this Option Scheme Deed Poll, if a period occurs from, after or before a day or the day of an act or event, it excludes that day.

(c)	In this Option Scheme Deed Poll, a reference to a day is to be interpreted as the period of time commencing at midnight and ending 24 hours later.

(d)	In this Option Scheme Deed Poll a reference to time is a reference to Melbourne, Australia time.

2	Nature of this Option Scheme Deed Poll

US Holdco acknowledges that:

(a)	this Option Scheme Deed Poll may be relied on and enforced by any Option Scheme Participant in accordance with its terms, even though the Option Scheme Participants are not party to it; and

(b)	under the Option Scheme, each Option Scheme Participant irrevocably appoints Incannex and each of its directors, officers and secretaries (jointly and each of them severally) as its agent and attorney to enforce this Option Scheme Deed Poll against US Holdco.

3	Condition

3.1	Condition

The obligations of US Holdco under this Option Scheme Deed Poll are subject to the Option Scheme becoming Effective.

3.2	Termination

The obligations of US Holdco under this Option Scheme Deed Poll to Option Scheme Participants will automatically terminate and the terms of this Option Scheme Deed Poll will be of no further force or effect, if and only if the Scheme Implementation Deed is terminated in accordance with its terms or the Option Scheme does not become Effective on or before the End Date, unless US Holdco and Incannex otherwise agree in writing.

3.3	Consequences of termination

If this Option Scheme Deed Poll is terminated under clause 3.2, then in addition and without prejudice to any other rights, powers or remedies available to it:

(a)	US Holdco is released from its obligations to further perform this Option Scheme Deed Poll except for any obligations which by their nature survive termination; and

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(b)	each Option Scheme Participant retains the powers and remedies they have against US Holdco in respect of any breach of this Option Scheme Deed Poll which occurs before it is terminated.

4	Option Scheme obligations

Subject to clause 3, US Holdco undertakes in favour of each Option Scheme Participant to:

(a)	unless the Option Scheme Participant is an Ineligible Foreign Optionholder, issue and provide to the Option Scheme Participant the Option Scheme Consideration for each Scheme Option held by each Option Scheme Participant; and

(b)	undertake all other actions attributed to it under the Option Scheme and do all acts and things necessary or desirable on its part to give full effect to the Option Scheme,

all in accordance with the terms of the Option Scheme and the Scheme Implementation Deed.

5	Warranties

US Holdco represents and warrants to each Option Scheme Participant that:

(a)	it is a corporation validly existing under the laws of its place of incorporation;

(b)	it has the corporate power to enter into and perform its obligations under this Option Scheme Deed Poll and to carry out the transactions contemplated by this Option Scheme Deed Poll;

(c)	it has taken all necessary corporate action to authorise its entry into this Option Scheme Deed Poll and has taken or will take all necessary corporate action to authorise the performance of this Option Scheme Deed Poll and to carry out the transactions contemplated by this Option Scheme Deed Poll;

(d)	this Option Scheme Deed Poll has been duly and validly executed and delivered by it and is valid and binding upon it; and

(e)	the execution and performance by it of this Option Scheme Deed Poll and each transaction contemplated by this Option Scheme Deed Poll did not and will not violate in any respect a provision of:

(i)	a law, judgement, ruling, order or decree being on it; or

(ii)	its constitution or other constituent documents.

6	Continuing obligations

This Option Scheme Deed Poll is irrevocable and, subject to clause 3, remains in full force and effect until the earlier of:

(a)	US Holdco having fully performed its obligations under this Option Scheme Deed Poll; or

(b)	termination of this Deed Poll under clause 3.2.

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7	Miscellaneous

7.1	Assignment

(a)	The rights and obligations of US Holdco and each Option Scheme Participant under this Option Scheme Deed Poll are personal. They cannot be assigned, charged or otherwise dealt with without the prior written consent of US Holdco and Incannex.

(b)	Any purported dealing in contravention of clause 7.1(a) is invalid.

7.2	Cumulative rights

The rights, powers and remedies of US Holdco and the Option Scheme Participant under this Option Scheme Deed Poll are cumulative with the rights, powers or remedies provided by law independently of this Option Scheme Deed Poll.

7.3	Further assurances

US Holdco will, at its own expense, do all things reasonably required of it by law to give full effect to this Option Scheme Deed Poll and the transactions contemplated by it.

7.4	Governing law

(a)	This Option Scheme Deed Poll is governed by and will be construed according to the laws of Victoria, Australia.

(b)	US Holdco irrevocably:

(i)	submits to the non-exclusive jurisdiction of the courts of Victoria and of the courts competent to determine appeals from those courts, with respect to any proceedings that may be brought at any time relating to this Option Scheme Deed Poll; and

(ii)	waives any objection it may now or in the future have to the venue of any proceedings, and any claim it may now or in the future have that any proceedings have been brought in an inconvenient forum, if the venue of those proceedings fall within clause 7.4(b)(i).

7.5	Notices

Any notice or other communication to US Holdco under or in connection with this Option Scheme Deed Poll must be in writing and:

(a)	sent to US Holdco at:

Address: 18 East 50th Street, 5th Floor, New York, NY 10022

E-mail:

For the attention of: Joel Latham, Chief Executive Officer

(or at any such other address or email address notified for this purpose by US Holdco to Incannex from time to time);

(b)	must be signed by the party making the communication or by a person duly authorised by that party or, in the case of email, set out the full name and position or title of the duly authorised sender;

(c)	must be delivered or posted by prepaid post to the address or emailed to the email address of the addressee in accordance with clause 7.5(a); and

(d)	will be deemed to have been given:

(i)	if delivered, on the date of delivery; or

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(i)	if sent by post, on the third day after it was put into the post (for post within the same country) or on the fifth day after it was put into the post (for post sent from one country to another); or

(ii)	if sent by email, on the earlier of the sender receiving an automated message confirming delivery or, provided no automated message is received stating that the email has not been delivered, three hours after the time the email was sent by the sender, such time to be determined by reference to the device from which the email was sent, but if the notice or other communication would otherwise be taken to be received after 5:00pm or on a Saturday, Sunday or public holiday in the place of receipt then the notice or communication is taken to be received at 9:00am on the next day that is not a Saturday, Sunday or public holiday in the place of receipt.

7.6	Costs

(a)	US Holdco must bear its own costs arising out of the negotiation, preparation and execution of this Option Scheme Deed Poll.

(b)	US Holdco:

(i)	must pay all duty (including stamp duty) and any related fines, penalties and interest in respect of the Option Scheme and this Option Scheme Deed Poll (including without limitation the cancellation of Scheme Options pursuant to the Option Scheme), the performance of this Option Scheme Deed Poll and each transaction effected by or made under or pursuant to the Option Scheme and this Option Scheme Deed Poll; and

(ii)	indemnifies each Option Scheme Participant against any liability arising from failure to comply with clause 7.6(b)(i).

7.7	Variation

(a)	A provision of this Option Scheme Deed Poll may not be varied, altered or otherwise amended unless:

(i)	before the Second Court Date, the variation, alteration or amendment is agreed to in writing by Incannex (which such agreement may be given or withheld without reference to or approval by any Incannex Optionholder); or

(ii)	on or after the Second Court Date, the variation, alteration or amendment is agreed to in writing by Incannex and is approved by the Court (which such agreement may be given or withheld without reference to or approval by any Incannex Optionholder), in which event US Holdco will enter into a further deed poll in favour of each Option Scheme Participant giving effect to the variation, alteration or amendment.

7.8	Waiver

(a)	A provision of or right under this Option Scheme Deed Poll may not be waived except in writing signed by the person granting the waiver.

(b)	A failure or delay in exercise, or partial exercise, of:

(i)	a right arising from a breach of this Option Scheme Deed Poll; or

(ii)	a right, power, authority, discretion or remedy created or arising upon default under this Option Scheme Deed Poll,

does not result in a waiver of that right, power, authority, discretion or remedy.

(c)	US Holdco is not entitled to rely on a delay in the exercise or non-exercise of a right, power, authority, discretion or remedy arising from a breach of this Option Scheme Deed Poll or on a default under this Option Scheme Deed Poll as constituting a waiver of that right, power, authority, discretion or remedy.

(d)	US Holdco may not rely on any conduct of another person as a defence to the exercise of a right, power, authority, discretion or remedy by that other person.

Scheme Implementation Deed	DMS:YXG: 5412447 Legal/83374955_3

Executed as a deed poll

Executed by an authorised signatory of
Incannex Healthcare Inc.

/s/ Joel Latham
Signature of authorised person

Joel Latham
Name of authorised person

Chief Executive Officer
Title of authorised person

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